SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.__)

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Procera Networks, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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PROCERA NETWORKS, INC.
100 Cooper Court
Los Gatos, California 95032

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 14, 2010
Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Procera Networks, Inc., a Nevada corporation (the “Company”).  The meeting will be held on Monday, June 14, 2010 at 9:30 a.m. local time at the Company’s principal executive offices located at 100 Cooper Court, Los Gatos, California 95032 for the following purposes:

1.
To elect the six (6) nominees of the Company’s Board of Directors (the “Board”), James F. Brear, Staffan Hillberg, Mary Losty, Scott McClendon, Thomas Saponas and Paul Stich, to the Board to serve until the 2011 Annual Meeting of Stockholders.

2.	To approve a series of alternate amendments to the Company’s Articles of Incorporation, as amended (the “Articles”), to effect, at the discretion of the Board:

•
a reverse stock split of the Company’s common stock (the “Common Stock”), whereby each outstanding 2, 3, 4, 5, 6, 7, 8, 9 or 10 shares would be combined, converted and changed into one share of Common Stock; and

•
for reverse stock splits in the range of 1-for-3 to 1-for-10, a reduction in the number of authorized shares of Common Stock from 130,000,000 to 108,350,000, 81,250,000, 65,000,000, 54,200,000, 46,450,000, 40,625,000, 36,100,000, or 32,500,000, respectively;

with the effectiveness of one of such amendments and the abandonment of the other amendments, or the abandonment of all amendments as permitted under Subsection 5 of Section 78.390 of the Nevada Revised Statutes, to be determined by the Board prior to the 2011 Annual Meeting of Stockholders of the Company.

3.	To ratify the selection by the Audit Committee of the Board of PMB Helin Donovan, LLP as independent registered public accounting firm of the Company for its fiscal year ending December 31, 2010.

4.	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Annual Meeting is April 19, 2010.  Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to Be Held on Monday, June 14, 2010 at 9:30 a.m. at 100 Cooper Court, Los Gatos, California 95032.

The proxy statement and annual report to stockholders
are available at http://www.proceranetworks.com/annual.

The Board recommends that you vote FOR each director and FOR Proposals 2 and 3 identified above.

By Order of the Board of Directors

/s/ Charles Constanti

Charles Constanti
Chief Financial Officer and Secretary

Los Gatos, California
April 30, 2010

2.

You are cordially invited to attend the meeting in person.  Whether or not you expect to attend the meeting, please vote over the telephone or the Internet as instructed in these materials, or vote by completing, dating, signing and returning the proxy card that you may request, as promptly as possible in order to ensure your representation at the meeting.  Even if you have voted by proxy, you may still vote in person if you attend the meeting.  Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

3.

PROCERA NETWORKS, INC.
100 Cooper Court
Los Gatos, California 95032

PROXY STATEMENT
FOR THE 2010 ANNUAL MEETING OF STOCKHOLDERS

June 14, 2010

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why am I receiving these materials?

We have sent you these proxy materials because the Board of Directors (the “Board”) of Procera Networks, Inc. (sometimes referred to as the “Company” or “Procera”) is soliciting your proxy to vote at the 2010 Annual Meeting of Stockholders, including at any adjournments or postponements of the meeting.  You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement.

Why did I receive a notice regarding the availability of proxy materials on the Internet?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the Internet.  Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record.  All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials.  Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice.

We intend to mail the Notice on or about April 30, 2010 to all stockholders of record entitled to vote at the Annual Meeting.

How do I attend the Annual Meeting?

The meeting will be held on Monday, June 14, 2010 at 9:30 a.m. local time at the Company’s principal executive offices located at 100 Cooper Court, Los Gatos, California 95032.  Directions to the Annual Meeting may be found at http://www.proceranetworks.com/annual. Information on how to vote in person at the Annual Meeting is discussed below.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on April 19, 2010 will be entitled to vote at the Annual Meeting.  On this record date, there were 112,082,724 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on April 19, 2010 your shares were registered directly in your name with Procera’s transfer agent, Pacific Stock Transfer Company, then you are a stockholder of record.  As a stockholder of record, you may vote in person at the meeting or vote by proxy.  Whether or not you plan to attend the meeting, we urge you to vote by proxy over the telephone or on the Internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 19, 2010 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization.  The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting.  As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account.  You are also invited to attend the Annual Meeting.  However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

4.

What am I voting on?

There are three matters scheduled for a vote:

•	Election of six (6) directors;

•	Approval of a series of alternative amendments to the Company’s Articles of Incorporation, as amended (the “Articles”), to effect, at the discretion of the Board:

•
a reverse stock split of the Company’s common stock (the “Common Stock”), whereby each outstanding 2, 3, 4, 5, 6, 7, 8, 9 or 10 shares would be combined, converted and changed into one share of Common Stock; and

•
for reverse stock splits in the range of 1-for-3 to 1-for-10, a reduction in the number of authorized shares of Common Stock from 130,000,000 to 108,350,000, 81,250,000, 65,000,000, 54,200,000, 46,450,000, 40,625,000, 36,100,000, or 32,500,000, respectively;

with the effectiveness of one of such amendments and the abandonment of the other amendments, or the abandonment of all amendments as permitted under Subsection 5 of Section 78.390 of the Nevada Revised Statutes, to be determined by the Board prior to the 2011 Annual Meeting of Stockholders of the Company; and

•	Ratification of selection by the Audit Committee of the Board of PMB Helin Donovan, LLP as independent registered public accounting firm of the Company for its fiscal year ending December 31, 2010.

What if another matter is properly brought before the meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting.  If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

You may either vote “For” all the nominees to the Board or you may “Withhold” your vote for any nominee you specify.  For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting.  The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the annual meeting, vote by proxy over the telephone, vote by proxy through the Internet or vote by proxy using a proxy card that you may request.  Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted.  You may still attend the meeting and vote in person even if you have already voted by proxy.

➢	To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

➢
To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions.  You will be asked to provide the company number and control number from the Notice.  Your vote must be received by 11:59 p.m., Eastern daylight time on June 13, 2010 to be counted.

➢
To vote through the internet, go to http://www.proxyvote.com to complete an electronic proxy card.  You will be asked to provide the company number and control number from the Notice.  Your vote must be received by 11:59 p.m., Eastern daylight time on June 13, 2010 to be counted.

➢
To vote using the proxy card, simply complete, sign and date the proxy card that may be delivered upon request and return it promptly in the envelope provided.  If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

5.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a Notice containing voting instructions from that organization rather than from Procera.  Simply follow the voting instructions in the Notice  to ensure that your vote is counted.  To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank, or other agent.  Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of April 19, 2010.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of all six (6) nominees for director; “For” the amendments to the Articles to effect, at the discretion of the Board, the reverse stock split of the Common Stock and a concurrent reduction in the number of authorized shares of the Common Stock, as applicable, with the effectiveness of one of such amendments and the abandonment of the other amendments, or the abandonment of all amendments as permitted under Subsection 5 of Section 78.390 of the Nevada Revised Statutes, to be determined by the Board prior to the 2011 Annual Meeting of Stockholders of the Company; and “For” the ratification of PMB Helin Donovan, LLP as independent registered public accounting firm of the Company for its fiscal year ending December 31, 2010.  If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies.  In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication.  Directors and employees will not be paid any additional compensation for soliciting proxies.  We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts.  Please follow the voting instructions on the Notices to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes.  You can revoke your proxy at any time before the final vote at the meeting.  If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

➢	You may submit another properly completed proxy card with a later date.

➢	You may grant a subsequent proxy by telephone or through the Internet.

➢	You may send a timely written notice that you are revoking your proxy to Procera’s Secretary at 100 Cooper Court, Los Gatos, California 95032.

➢	You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or Internet proxy is the one that is counted.

6.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 31, 2010, to Procera’s Secretary at 100 Cooper Court, Los Gatos, California 95032.  If you wish to bring a matter before the stockholders at next year’s annual meeting and you do not notify Procera before March 31, 2011, for all proxies we receive, the proxyholders will have discretionary authority to vote on the matter, including discretionary authority to vote in opposition to the matter.  You are advised that if Procera’s annual  meeting next year is advanced or delayed by more than 30 days from the anniversary date of this year’s annual meeting,  the due dates for stockholder proposals may change. You are also advised to review Procera’s bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For,” “Withhold” and broker non-votes, and, with respect to proposals other than the election of directors, “Against” votes and abstentions.  Abstentions will be counted towards the vote total for each proposal, and will have the same effect as “Against” votes.  Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

What are “broker non-votes”?

 Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares.  If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters.  Under the rules and interpretations of the New York Stock Exchange (“NYSE”), “non-routine” matters are matters that may substantially affect the rights or privileges of shareholders, such as  mergers, shareholder proposals and, for the first time, under a new amendment to the NYSE rules, elections of directors, even if not contested.

How many votes are needed to approve each proposal?

➢
For the election of directors, the six (6) nominees receiving the most “For” votes (from the holders of votes of shares present in person or represented by proxy and entitled to vote on the election of directors) will be elected.  Only votes “For” or “Withheld” will affect the outcome.

➢
To be approved, Proposal No. 2, approval of a series of alternative amendments to the Articles to effect, at the discretion of the Board, a reverse stock split of the Common Stock and a concurrent reduction in the number of authorized shares of the Common Stock, as applicable, with the effectiveness of one of such amendments and the abandonment of the other amendments, or the abandonment of all amendments as permitted under Subsection 5 of Section 78.390 of the Nevada Revised Statutes, to be determined by the Board prior to the 2011 Annual Meeting of Stockholders of the Company, must receive “For” votes from the holders of a majority of shares of Common Stock outstanding.  If you “Abstain” from voting, it will have the same effect as an “Against” vote.  Broker non-votes will also have the same effect as an “Against” vote.

➢
To be approved, Proposal No. 3, ratification of PMB Helin Donovan, LLP as independent registered public accounting firm of the Company for its fiscal year ending December 31, 2010, must receive “For” votes from the holders of a majority of shares present and entitled to vote either in person or by proxy.  If you “Abstain” from voting, it will have the same effect as an “Against” vote.  Broker non-votes will have no effect.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting.  A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the meeting in person or represented by proxy.  On the record date, there were 112,082,724 shares outstanding and entitled to vote.  Thus, the holders of 56,041,362 shares must be present in person or represented by proxy at the meeting to have a quorum.

7.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting.  Abstentions and broker non-votes will be counted towards the quorum requirement.  If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting.  In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the annual meeting.  If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

8.

Proposal 1

Election Of Directors

The Board of Directors (the “Board”) of Procera Networks, Inc. (the “Company”) consists of six (6) directors.  There are six (6) nominees for director this year.  Each director to be elected and qualified will hold office until the next annual meeting of stockholders and until his or her successor is elected, or, if sooner, until the director’s death, resignation or removal.  Each of the nominees listed below, except for Mr. Stich, is currently a director of the Company who was previously elected by the stockholders.  Mr. Stich was recommended for election to the Board by Mr. Brear, our Chief Executive Officer, and the Nominating and Corporate Governance Committee. It is the Company’s policy to invite nominees for directors to attend the Annual Meeting.  Two (2) of the directors attended the 2009 Annual Meeting of Stockholders in person and two (2) attended by telephone.

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors.  The six (6) nominees receiving the highest number of affirmative votes will be elected.  Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the six (6) nominees named below.  If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by the Company.  Each person nominated for election has agreed to serve if elected.  The Company’s management has no reason to believe that any nominee will be unable to serve.

Nominees

The following is a brief biography of each nominee for director and a discussion of the specific experience, qualifications, attributes or skills of each nominee that led the Nominating and Corporate Governance Committee to recommend that person as a nominee for director, as of the date of this proxy statement.

The Nominating and Corporate Governance Committee seeks to assemble a Board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct the Company’s business.  To that end, the Nominating and Corporate Governance Committee has identified and evaluated nominees in the broader context of the Board’s overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that the Nominating and Corporate Governance Committee views as critical to effective functioning of the Board.  The brief biographies below include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills of each director or nominee that led the Nominating and Corporate Governance Committee to recommend that person as a nominee.  However, each of the members of the Nominating and Corporate Governance Committee may have a variety of reasons why he or she believes a particular person would be an appropriate nominee for the Board, and these views may differ from the views of other members.

Name	Age	Principal Occupation/ Position Held With the Company

Scott McClendon	70	Chairman of the Board
James F. Brear	44	President, Chief Executive Officer and Director
Staffan Hillberg	45	Director
Mary Losty	50	Director
Thomas Saponas	60	Director
Paul Stich	53	Director

Mr. Scott McClendon has served as a member of our Board since March 2004 and as Chairman of the Board since November 2007. He is currently a member of the Audit and Nominating and Corporate Governance Committees. Mr. McClendon has been the Chairman of the Board of Directors for Overland Storage (NASDAQ: OVRL) since March 2001. He also served as Overland's interim Chief Executive Officer from November 2006 to August 2007 and its President and Chief Executive Officer from October 1991 to March 2001, and was an officer and employee until June 2001. Prior to his tenure with Overland, he was employed by Hewlett Packard Company, a global manufacturer of computing, communications and measurement products and services, for over 32 years in various positions in engineering, manufacturing, sales and marketing. He last served as the General Manager of the San Diego Technical Graphics Division and Site Manager of Hewlett Packard in San Diego, California.  Mr. McClendon was a director of SpaceDev, Inc., an aerospace development company, from 2002 to 2008. Mr. McClendon holds a BSEE and MSEE from Stanford University.

9.

The Nominating and Corporate Governance Committee believes that Mr. McClendon’s executive, financial and business expertise, including a diversified background of managing and directing public technology-based companies, provides him with the qualifications and skills to serve as our director, and that Mr. McClendon’s years of service as a director of Procera bring historic knowledge and continuity to the Board.

Mr. James F. Brear has served as a member of our Board and as our Chief Executive Officer and President since February 2008.  He also served as our interim Chief Financial Officer from April 2009 to May 2009.  He is an industry veteran with more than 18 years of experience in the networking industry, and leads Procera to further the company’s position as the leader in managing and monetizing the world’s most complex networks. Most recently, Mr. Brear served as vice president of worldwide sales and support for Bivio Networks, a maker of deep packet inspection platform technology.   Under his leadership, the company rapidly expanded its worldwide sales presence, resulting in sales to a number of global Tier 1 service providers, government agencies, and Global OEMs. Prior to Bivio, Mr. Brear was vice president of worldwide sales for Tasman Networks (acquired by Nortel), a maker of converged WAN solutions for enterprise branch offices and service providers.   Earlier in his career, Mr. Brear was the vice president of worldwide sales for Force10 Networks, where he was responsible for taking the company from a pre-revenue start-up to the industry leader in switch routers for high performance Gigabit and 10 Gigabit Ethernet. In addition, he spent five years with Cisco Systems where he held senior management positions in Europe and North America with responsibility for delivering more than $750M in annual revenues selling into the world’s largest service providers.   Previously, Mr. Brear held a variety of sales management positions at both IBM and Sprint Communications.   Mr. Brear holds a Bachelor of Arts degree from the University of California at Berkeley.

The Nominating and Corporate Governance Committee believes that Mr. Brear’s current position as Chief Executive Officer of the Company and extensive telecommunications sales expertise and business expertise, including experience at IBM, Cisco Systems and smaller companies where he achieved substantial sales growth, give him the qualifications and skills to serve as our director.

Mr. Staffan Hillberg has served as a member of our Board since January 2007.  He is currently a member of our Nominating and Corporate Governance and Compensation committees.  Mr. Hillberg is currently the Chief Executive Officer of Wood & Hill Investment AB, a private equity group based in Sweden, and has served in this capacity since 2008.  From 2004 to 2006, he held the position of Managing Partner at the MVI Group, one of the largest and oldest business angel networks in Europe with over 175 million Euros invested in 75 companies internationally.  While at MVI he oversaw a number of successful exits among them, two initial public offerings in 2006 on the AIM exchange in London as well as an initial public offering on the Swiss Stock Exchange.  From 2000 to 2003, he ran a local venture capital company as well as co-founded and was the Chief Executive Officer of the computer security company AppGate, from 1998 to 2000, with operations in Europe and the USA, raising US$20M from ABN Amro, Deutsche Telecom and GE Equity. From 1996 to1998, he was also responsible for the online activities of the Bonnier Group, the largest media group in Scandinavia, spearheading their internet activities and heading up their sponsorship of MIT Media Lab. Earlier he was the QuickTime Product Manager at Apple in Cupertino and before this Multimedia Evangelist with Apple Computer Europe in Paris, France, for two years.  He has extensive experience as an investor and business angel having been involved in the listing of two companies in Sweden, Mirror Image and Digital Illusions, where the latter was acquired by Electronic Arts. Mr. Hillberg attended the M.Sc. program at Chalmers University of Technology in Sweden and has an MBA from INSEAD in France.

The Nominating and Corporate Governance Committee believes that Mr. Hillberg’s extensive venture capital and business experience in Sweden and involvement in helping companies to grow and provide value to shareholders, give him the qualifications and skills to serve as our director.  Additionally, Mr. Hillberg is Swedish and lives and works in Sweden. In consideration of our subsidiary in Sweden and the related high concentration of Swedish employees to total employees of the Company, Mr. Hillberg’s knowledge of executing business in Sweden adds well-suited cultural diversity and perspective to our Board.

Ms. Mary Losty has served as a member of our Board since March 2007.  She is currently a member of the Audit and Nominating and Corporate Governance Committees.  Ms. Losty is currently the General Partner at Cornwall Asset Management, LLC, a portfolio management firm located in Baltimore, Maryland, where she is responsible for the firm's investment in numerous companies since 1998.  Ms. Losty's prior experience includes working as a portfolio manager at Duggan & Associates from 1992 to 1998 and as an equity research analyst at M. Kimelman & Company from 1990 to 1992.  Prior to that she worked as an investment banker at Morgan Stanley and Co., and for several years prior to that she was the top aide to James R. Schlesinger, a five-time U.S. cabinet secretary.  Ms. Losty received both her B.S. and Juris Doctorate degrees from Georgetown University, the latter with magna cum laude distinction.  She is a member of the American Bar Association and a commissioner for Cambridge, Maryland's Planning and Zoning Commission.  Ms. Losty sits on the board of directors of the American Board of the United Nations University for Peace, an institution which enjoys the exclusive status of being sanctioned by all 192 member states of the United Nations, and has been a director of Genesis Fluid Solutions Holdings, Inc. since 2009.  Ms. Losty was also a director of TWL Corporation from 2008 to 2009.

10.

The Nominating and Corporate Governance Committee believes that Ms. Losty’s investing and business expertise give her the qualifications and skills to serve as our director, and are of particular importance as the Company continues to finance its operations.

Mr. Thomas Saponas has served as a member of our Board since April 2004.  He is currently a member of the Audit, Compensation and Nominating and Corporate Governance Committees. Mr. Saponas served as the Senior Vice President and Chief Technology Officer of Agilent Technologies, Inc. (NYSE: A) from August 1999 until he retired in October 2003. Prior to being named Chief Technology Officer, from June 1998 to April 1999, Mr. Saponas was Vice President and General Manager of Hewlett-Packard's Electronic Instruments Group. Mr. Saponas has held a number of positions since the time he joined Hewlett-Packard. Mr. Saponas served as General Manager of the Lake Stevens Division from August 1997 to June 1998 and General Manager of the Colorado Springs Division from August 1989 to August 1997. In 1986, he was a White House Fellow in Washington, D.C. Mr. Saponas has a BSEE/CS (Electrical Engineering and Computer Science) and an MSEE from the University of Colorado. Mr. Saponas is a director of nGimat, a nanotechnology company, and a director of Keithley Instruments (NYSE: KEI), an electronic instruments company.

The Nominating and Corporate Governance Committee believes that Mr. Saponas’ senior technology and general business management expertise, and related experience at public technology-based companies, give him the qualifications and skills to serve as our director, and that Mr. Saponas’ years of service as a director of Procera bring historic knowledge and continuity to the Board.

Mr. Paul Stich as served as a member of our Board since January 2010.  Since January 2010, Mr. Stich has been the vice president of Global Telecommunication Solutions at McAfee.  From 2003 to 2009, Mr. Stich was the chief executive officer of Counterpane Internet Security and subsequently BT Counterpane following its acquisition by British Telecom.  From September 2001 to November 2002, Mr. Stich was the Chief Executive Officer of Peak XV Networks.  From May 1999 to September 2001, Mr. Stich was the co-founder, President and Chief Executive Officer of Groundswell, an internet consulting firm.  Prior to starting Groundswell, he was the vice president of global services at IBM responsible for the telecommunications, media, entertainment, and utility industries for North and South America.  Before that, Mr. Stich was a partner in the management consulting practice at KPMG.

The Nominating and Corporate Governance Committee believes that Mr. Stich’s executive, financial, telecommunications and business expertise, including a diversified background of managing technology-based companies, give him the qualifications and skills to serve as our director.

The Board Of Directors Recommends
A Vote In Favor Of Each Named Nominee.

information regarding the board of directors and corporate governance

Independence of The Board of Directors

As required under NYSE Amex Equities U.S. Market (the “NYSE Amex”) listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors.  The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of the NYSE Amex, as in effect from time to time.

11.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board has affirmatively determined that the following five (5) directors are independent directors within the meaning of the applicable NYSE Amex listing standards:  Mr. McClendon, Mr. Hillberg, Ms. Losty, Mr. Saponas and Mr. Stich.  The Board has also affirmatively determined that Mr. Todd Abbott, whose service to the Board ended December 16, 2009, was an independent director within the meaning of the applicable NYSE Amex listing standards.  In making this determination, the Board found that none of these directors had a material or other disqualifying relationship with the Company.  In addition to transactions required to be disclosed under Securities and Exchange Commission (“SEC”) rules, the Board considered certain other relationships in making its independence determinations, and determined in each case that such other relationships did not impair the director’s ability to exercise independent judgment on our behalf. Specifically, the Board considered the following information:

Mary Losty:   In November 2006, Ms. Losty purchased shares of our equity securities in a private placement financing and was granted warrants associated with this financing.  Ms. Losty was appointed to the Board in March 2007.

Thomas Saponas:  On September 16, 2008, the Company closed a private placement sale of 5,244,666 shares of its common stock prices of $1.10 and $1.17.  Mr. Saponas invested $1 million in this private placement at a price of $1.17 per share.

Mr. Brear, the Company’s President and Chief Executive Officer, is not an independent director by virtue of his employment with the Company.

Board Leadership Structure

The Board has determined that having an independent director serve as Chairman of the Board is in the best interest of the Company’s stockholders at this time, and that separation of the positions of Board Chairman and Chief Executive Officer reinforces the independence of the Board in its oversight of the business and affairs of the Company. This structure has been particularly useful given the Company’s relatively new Chief Executive Officer and the Company’s growth. The structure ensures a greater role for the independent directors in the oversight of the Company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of the Board.

Role of the Board in Risk Oversight

We face a variety of risks, including liquidity and operational risks.  The Board and each of its committees are involved in overseeing risk associated with the Company.  The Board and the Audit Committee monitor the Company’s credit risk, liquidity risk, operational risk and enterprise risk by regular reviews with management and external auditors and other advisors.  In its periodic meetings with the Chief Financial Officer and independent accountants, the Audit Committee discusses the scope and plan for the internal audit and includes management in its review of accounting and financial controls, and assessment of business risks. The Board and the Nominating and Corporate Governance Committee monitor the Company’s governance and succession risk by regular reviews with management.  The Board and the Compensation Committee monitor Chief Executive Officer succession and the Company’s compensation policies and related risks by regular reviews with management.  The Board and the Compensation Committee also strive to create incentives that encourage a level of risk-taking behavior consistent with the Company’s business and growth strategy as well as to attract and retain talent.

Meetings of the Board of Directors

The Board of Directors met 17 times during the last fiscal year.  All directors except Todd Abbott attended at least 75% of the aggregate number of meetings of the Board and of the committees on which they served, held during the portion of the last fiscal year for which they were directors or committee members, respectively.

12.

Information Regarding Committees of the Board of Directors

The Board has three committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.  The following table provides membership and meeting information for fiscal 2009 for each of the Board committees:

Name	Audit	Compensation	Nominating and Corporate Governance(1)

Scott McClendon	X*	X
James F. Brear
Staffan Hillberg		X	X
Mary Losty	X		X*
Thomas Saponas	X	X*
Paul Stich
Total meetings in fiscal 2009	4	3	1

*	Committee Chairperson
(1)           As of December 16, 2009, the Nominating and Corporate Governance Committee consists of Mr. Hillberg, as Chairman, as well as Ms. Losty, Mr. McClendon and Mr. Saponas.

Below is a description of each committee of the Board.  Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board has determined that each member of each committee meets the applicable NYSE Amex rules and regulations regarding “independence” and that each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.

Audit Committee

The Audit Committee of the Board was established by the Board in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to oversee the Company’s corporate accounting and financial reporting processes and audits of its financial statements.  For this purpose, the Audit Committee performs several functions.  The Audit Committee reviews, acts on and reports to the Board regarding various auditing and accounting matters, including the selection of our independent auditors; the monitoring of the rotation of the partners of the independent auditors; the review of our financial statements; the scope of the annual audits; fees to be paid to the auditors; the performance of our independent auditors and our accounting practices.  The Audit Committee is composed of three (3) directors:  Mr. McClendon, Ms. Losty and Mr. Saponas. The Audit Committee met four (4) times during the fiscal year ended December 31, 2009.  The Audit Committee has adopted a written charter that is available to stockholders on the Company’s website at http://www.proceranetworks.com/images/documents-2009-11-11/audit-committee.pdf.

The Board reviews the NYSE Amex listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of the Audit Committee are independent (as independence is currently defined in the NYSE Amex listing standards).  The Board currently does not have an “audit committee financial expert” as defined by the applicable SEC rules.  The Board has found it difficult to identify and recruit an individual with the correct skill set, industry knowledge and professional background to serve the Company in this role.  At this time, we believe that retaining an independent director for the purpose of qualifying as an “audit committee financial expert” would be overly costly and may not be warranted given our stage of development, although we continue to assess opportunities to do so.

13.

Report of the Audit Committee of the Board of Directors1

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2009 with management of the Company.  The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1.  AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T.  The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence.  Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

Mr. Scott McClendon
Ms. Mary Losty
Mr. Thomas Saponas

Compensation Committee

The Compensation Committee is composed of three (3) directors:  Mr. Saponas, Mr. Hillberg and Mr. McClendon.  All members of the Compensation Committee are independent (as independence is currently defined in the NYSE Amex listing standards.  The Compensation Committee met three (3) times during the fiscal year ended December 31, 2009. The Compensation Committee has adopted a written charter that is available to stockholders on the Company’s website at http://www.proceranetworks.com/images/documents-2009-11-11/compensation-committee.pdf.

The Compensation Committee of the Board acts on behalf of the Board to review, recommend for adoption and oversee the Company’s compensation strategy, policies, plans and programs, including:

•	determining the salaries and incentive compensation of our officers and providing recommendations for the salaries and incentive compensation of our other employees; and

•	administering our stock option plan.

Each year, the Compensation Committee reviews with management the Company’s Compensation Discussion and Analysis and considers whether to recommend that it be included in proxy statements and other filings.

Compensation Committee Processes and Procedures

Typically, the Compensation Committee is expected to meet at least two (2) times annually and with greater frequency if necessary.  The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with Chief Executive Officer. The Compensation Committee meets regularly in executive session.  However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings.  The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company, as well as authority to obtain, at the expense of the Company, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties.  In particular, the Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms.

1
The material in this report is not “soliciting material,” is not deemed “filed” with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

14.

During the past fiscal year, the Compensation Committee engaged Radford as a compensation consultant. As part of its engagement, Radford was requested by the Compensation Committee to develop a comparative group of companies and to perform analyses of competitive performance and compensation levels for that group.

Under its charter, the Compensation Committee may form, and delegate authority to, subcommittees as appropriate.

Historically, the Compensation Committee has made most of the significant adjustments to annual compensation, determined bonus objectives and made equity awards at one or more meetings held during or leading up to the first quarter of the year. However, the Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of the Company’s compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year.  Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year.  For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted.  For all executives and directors, as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, Company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels and recommendations of the Compensation Committee’s compensation consultant, including analyses of executive and director compensation paid at other companies identified by the consultant.  The Compensation Committee reviews, discusses and assesses its own performance at least annually.  The Compensation Committee also periodically reviews and assesses the adequacy of its charter, including its role and responsibilities as outlined in its charter, and recommends any proposed changes to the Board for its consideration.

Compensation Committee Interlocks and Insider Participation

As noted above, the Company’s Compensation Committee consists of three (3) non-employee directors:  Mr. Saponas, Mr. Hillberg and Mr. McClendon.  None of the aforementioned individuals was, during fiscal 2009, an officer or employee of Procera, was formerly an officer of Procera or had any relationship requiring disclosure by Procera under Item 404 of regulation S-K.  No interlocking relationship exists between any of our executive officers or Compensation Committee members, on the one hand, and the executive officers or compensation committee members of any other entity, on the other hand, nor has any such interlocking relationship existed in the past.

Compensation Committee Report3

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis (“CD&A”) contained in this proxy statement.  Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the CD&A be included in this proxy statement and incorporated into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009.

Mr. Thomas Saponas
Mr. Staffan Hillberg
Mr. Scott McClendon

2
The material in this report is not “soliciting material,” is furnished to, but not deemed “filed” with, the Securities and Exchange Commission and is not deemed to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, other than the Company’s Annual Report on Form 10-K, where it shall be deemed to be “furnished,” whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

15.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board is responsible for identifying, reviewing and evaluating candidates to serve as directors of the Company (consistent with criteria approved by the Board), reviewing and evaluating incumbent directors, recommending to the Board for selection candidates for election to the Board, making recommendations to the Board regarding the membership of the committees of the Board, assessing the performance of the Board and developing a set of corporate governance principles for the Company. The Nominating and Corporate Governance Committee is composed of four (4) directors:  Mr. Hillberg, Ms. Losty, Mr. McClendon and Mr. Saponas.  All members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in the NYSE Amex listing standards). The Nominating and Corporate Governance Committee met one (1) time during the fiscal year ended December 31, 2009. The Nominating and Corporate Governance Committee has adopted a written charter that is available to stockholders on the Company’s website and http://www.proceranetworks.com/images/documents-2009-11-11/nominating-committee.pdf.

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics.  The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the Company’s stockholders.  However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time.  Candidates for Director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders.  In conducting this assessment, the Nominating and Corporate Governance Committee considers diversity, age, skills, and such other factors as it deems appropriate given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability.  As set forth above, the Nominating and Corporate Governance Committee considers diversity as one of a number of factors in identifying nominees for director.  It does not, however, have a formal policy in this regard. The Nominating and Corporate Governance Committee views diversity broadly to include diversity of experience, skills and viewpoint, as well as traditional diversity concepts such as race or gender.  In consideration of our subsidiary in Sweden and the related high concentration of Swedish employees to total employees of the Company, one of our independent directors is Swedish and lives in Sweden.  In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair the directors’ independence.  In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for NYSE Amex purposes, which determination is based upon applicable NYSE Amex listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary.  The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm.  The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board.  The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at 100 Cooper Court, Los Gatos, California 95032 at least 45 days prior to the anniversary date of the mailing of the Company’s proxy statement for the last Annual Meeting of Stockholders.  Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of the Company’s stock and has been a holder for at least one year.  Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

16.

Stockholder Communications With The Board Of Directors

Historically, the Company has not provided a formal process related to stockholder communications with the Board.  Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner.  The Company believes its responsiveness to stockholder communications to the Board has been excellent.  In order to communicate with the Board as a whole, with non-management directors or with specified individual directors, correspondence may be directed to the Company’s Secretary at 100 Cooper Court, Los Gatos, California 95032.

Code of Ethics

The Company has adopted the Procera Networks, Inc. Code of Business Conduct and Ethics that applies to all officers, directors and employees.  The Code of Business Conduct and Ethics is available on the Company’s website at http://www.proceranetworks.com/images/documents-2009-11-11/code-of-ethics.pdf. If the Company makes any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver from a provision of the Code to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website.

17.

Proposal 2

Amendments to Articles of Incorporation to Effect a Reverse Stock Split and
a Reduction in Authorized Shares of Common Stock

Background

The Board of Directors (the “Board”) of Procera Networks, Inc. (the “Company”) has approved a series of proposed amendments to the Company’s Articles of Incorporation, as amended (the “Articles”), that would:

•	effect a reverse stock split of all outstanding shares of the Company’s common stock (the “Common Stock”) at ratios of 2:1, 3:1, 4:1, 5:1, 6:1, 7:1, 8:1, 9:1 or 10:1; and

•
for reverse stock splits in the range of 1-for-3 to 1-for-10, reduce the number of authorized shares of the Company’s Common Stock from 130,000,000 to 108,350,000, 81,250,000, 65,000,000, 54,200,000, 46,450,000, 40,625,000, 36,100,000, or 32,500,000, respectively.

 Under these proposed amendments, each outstanding 2, 3, 4, 5, 6, 7, 8, 9 or 10 shares of Common Stock would be combined, converted and changed into one share of Common Stock.  At the same time, for reverse stock splits in the range of 1-for-3 to 1-for-10, the number of authorized shares of the Company’s Common Stock would be reduced from 130,000,000 to 108,350,000, 81,250,000, 65,000,000, 54,200,000, 46,450,000, 40,625,000, 36,100,000, or 32,500,000, respectively.  The combined effect of each of these alternative amendments (which are referred to in this proxy statement as the “Reverse Stock Splits”) is illustrated in the table below:

	Amendment No. 1	Amendment No. 2	Amendment No. 3	Amendment No. 4	Amendment No. 5
	(see Appendix A-1)	(see Appendix A-2)	(see Appendix A-3)	(see Appendix A-4)	(see Appendix A-5)
Reverse Stock Split	2:1	3:1	4:1	5:1	6:1
Reduced Number of Authorized
Shares of Common Stock	130,000,000	108,350,000	81,250,000	65,000,000	54,200,000

	Amendment No. 6	Amendment No. 7	Amendment No. 8	Amendment No. 9
	(see Appendix A-6)	(see Appendix A-7)	(see Appendix A-8)	(see Appendix A-9)
Reverse Stock Split	7:1	8:1	9:1	10:1
Reduced Number of Authorized
Shares of Common Stock	46,450,000	40,625,000	36,100,000	32,500,000

The effectiveness of any one of these amendments and the abandonment of the other amendments, or the abandonment of all of these amendments, will be determined by the Board following the Annual Meeting and prior to the 2011 Annual Meeting of Stockholders of the Company.  The Board has recommended that these proposed amendments be presented to the Company’s stockholders for approval.

Upon receiving stockholder approval of the proposed amendments, the Board will have the sole discretion, until the 2011 Annual Meeting of Stockholders of the Company, pursuant to Subsection 5 of Section 78.390 of the Nevada Revised Statutes, to elect, as it determines to be in the best interests of the Company and its stockholders, whether to effect a reverse stock split and, if so, the number of shares, 2, 3, 4, 5, 6, 7, 8, 9 or 10, of Common Stock which will be combined into one share of Common Stock, as well as the corresponding reduction in the authorized number of shares of Common Stock, as applicable.  The Board believes that stockholder approval of nine selected exchange ratios (as opposed to approval of a single exchange ratio) provides the Board with maximum flexibility to achieve the purposes of a reverse stock split and, therefore, is in the best interests of the Company and its stockholders.  The corresponding alternative reductions in the authorized Common Stock for reverse stock splits in the range of 1-for-3 to 1-for-10 are designed to conform to the requirements of certain entities that make recommendations to stockholders regarding proposals submitted by the Company.  They also are designed to ensure that the Company does not have what some stockholders might view as an unreasonably high number of authorized but unissued shares of Common Stock.

If the Board determines to effect one of the Reverse Stock Splits (the “Effective Reverse Stock Split”) by filing the applicable amendment to the Articles with the Secretary of State of the State of Nevada, the Articles would be amended accordingly, and all other amendments will be abandoned.  Approval of the Reverse Stock Splits will authorize the Board in its discretion to effectuate the Effective Reverse Stock Split in any of the ratios and with the corresponding reductions in authorized Common Stock as described in the table above, or not to effect any of the Reverse Stock Splits.  The text of the form of amendments to the Articles, one of which would be filed with the Secretary of State of the State of Nevada to effect the Effective Reverse Stock Split, are set forth in Appendices A-1 through A-9 to this Proxy Statement; provided, however, that such text is subject to amendment to include such changes as may be required by the office of the Secretary of State of the State of Nevada or as the Board deems necessary and advisable to effect the Effective Reverse Stock Split.

18.

If the Board elects to effect a reverse stock split following stockholder approval, for reverse stock splits in the range of 1-for-3 to 1-for-10, the number of issued and outstanding shares of Common Stock would be reduced in accordance with an exchange ratio selected by the Board from among those set forth in this proposal.  Except for adjustments that may result from the treatment of fractional shares as described below, each stockholder will hold the same percentage of outstanding Common Stock immediately following the Reverse Stock Split as such stockholder held immediately prior to the Reverse Stock Split.  The par value of the Common Stock would remain unchanged at $0.001 per share.  For reverse stock splits in the range of 1-for-3 to 1-for-10, the amendment would also change the number of authorized shares of Common Stock as described above.  Currently, the Board does not have any plans with regard to the authorized but unissued shares of Common Stock following the Reverse Stock Split.

Reasons For The Effective Reverse Stock Split

The Board believes that the Effective Reverse Stock Split may be desirable for a number of reasons, primarily because it could improve the marketability and liquidity of the Common Stock.  For reverse stock splits in the range of 1-for-3 to 1-for-10, the corresponding alternative reductions in the authorized Common Stock are designed to conform to the requirements of certain entities that make recommendations to stockholders regarding proposals submitted by the Company. They also are designed to ensure that the Company does not have what some stockholders might view as an unreasonably high number of authorized but unissued shares of Common Stock.

The Board believes that the current low per share market price of the Common Stock has had a negative effect on the marketability of the Company’s existing shares. The Board believes there are several reasons for these effects.  First, certain institutional investors have internal policies preventing the purchase of low-priced stocks. Also, a variety of policies and practices of broker-dealers discourage individual brokers within those firms from dealing in low-priced stocks. Second, because the brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher priced stocks, the current share price of the Common Stock can result in individual stockholders paying transaction costs (commissions, markups or markdowns) which are a higher percentage of their total share value than would be the case if the share price of the Common Stock were substantially higher. This factor is also believed to limit the willingness of some institutions to purchase the Common Stock. The Board anticipates that an Effective Reverse Stock Split will result in a higher bid price for the Common Stock, which may help to alleviate some of these problems. Should the Company need additional sources of capital, in the future, to fund continuing operations, the Board believes that the Effective Reverse Stock Split could facilitate such future financing.

The Board also believes that the decrease in the number of shares of Common Stock outstanding as a consequence of an Effective Reverse Stock Split, and the anticipated increase in the price of the Common Stock, could generate interest in the Common Stock and possibly promote greater liquidity for the Company’s stockholders.  However, any increase in the market price of the Common Stock resulting from the Effective Reverse Stock Split may be proportionately less than the decrease in the number of outstanding shares, effectively reducing the Company’s market capitalization.

The Board does not intend for this transaction to be the first step in a series of plans or proposals of a “going private” transaction within the meaning of Rule 13e-3 of the Securities Exchange Act of 1934, as amended.

Board Discretion to Implement Effective Reverse Stock Split

If the Reverse Stock Splits are approved by the stockholders of the Company at the Annual Meeting, the Effective Reverse Stock Split will be effected, if at all, only upon a subsequent determination by the Board that one of the Reverse Stock Splits (with an exchange ratio and reduction in authorized Common Stock determined by the Board as described above) is in the best interests of the Company and its stockholders. Such determination will be based upon many factors, including existing and expected marketability and liquidity of the Common Stock, prevailing market conditions and the likely effect on the market price of the Common Stock. Notwithstanding approval of the Reverse Stock Splits by the stockholders, the Board may, in its sole discretion, abandon all of the proposed amendments and determine prior to the effectiveness of any filing with the Nevada Secretary of State not to effect any of the Reverse Stock Splits, as permitted under Subsection 5 of Section 78.390 of the Nevada Revised Statutes.  If the Board fails to implement any of the Reverse Stock Splits before the 2011 Annual Meeting of Stockholders, further stockholder approval would be required prior to implementing any reverse stock split.

19.

Effects of the Reverse Stock Split

After the Effective Reverse Stock Split, each stockholder will own a reduced number of shares of Common Stock.  However, the Effective Reverse Stock Split will affect all of the Company’s stockholders uniformly and will not affect any stockholder’s percentage ownership in the Company, except to the extent that the Effective Reverse Stock Split results in any of the Company’s stockholders owning a fractional share as described below.  The number of stockholders of record would not be affected by the Effective Reverse Stock Split, except to the extent that any stockholder holds only a fractional share interest and receives cash for such interest after the proposed reverse stock split.

Proportionate voting rights and other rights of the holders of Common Stock would not be affected by the Effective Reverse Stock Split (other than as a result of the payment of cash in lieu of fractional shares as described below).  For example, a holder of 2% of the voting power of the outstanding shares of Common Stock immediately prior to the Effective Reverse Stock Split would continue to hold 2% of the voting power of the outstanding shares of Common Stock after the Effective Reverse Stock Split.  At the time of the Effective Reverse Stock Split, for reverse stock splits in the range of 1-for-3 to 1-for-10, the number of authorized shares of the Company’s Common Stock would be reduced from 130,000,000 to 108,350,000, 81,250,000, 65,000,000, 54,200,000, 46,450,000, 40,625,000, 36,100,000, or 32,500,000, as described above.  Despite this reduction, the number of authorized but unissued shares of Common Stock would be increased significantly by an Effective Reverse Stock Split.  For example, based on the 112,082,724 shares of Common Stock outstanding on April 19, 2010 and the 130,000,000 shares of Common Stock that are authorized under the Articles, a 5-for-one Effective Reverse Stock Split (and corresponding reduction in authorized Common Stock to 65,000,000) would have the effect of increasing the number of authorized but unissued and unreserved shares of Common Stock from 231,431 to 39,046,307.  The Board currently has no plans regarding the issuance of such additional authorized but unissued shares.

The issuance in the future of any additional authorized shares may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of the currently outstanding shares of Common Stock.

The increase in the number of authorized but unissued shares of Common Stock may also be construed as having an anti-takeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of the Articles or Bylaws.  The increased number of authorized but unissued shares as a result of the Effective Reverse Stock Split would give the Company’s management more flexibility to resist or frustrate a third-party takeover bid that provides an above-market premium that is favored by a majority of the independent stockholders.  Any such anti-takeover effect of a reverse stock split would be in addition to existing anti-takeover provisions of the Articles and Bylaws.

The Effective Reverse Stock Split would reduce the number of shares of Common Stock available for issuance under the Company’s 2007 Equity Incentive Plan, as amended (the “Plan”), in proportion to the exchange ratio of the Effective Reverse Stock Split.  The number of shares of Common Stock currently authorized for issuance but unissued at April 19, 2010 under the Plan is 4,034,803 (prior to giving effect to the Effective Reverse Stock Split).

The Company also has outstanding as of April 19, 2010 certain stock options and warrants to purchase approximately 13,651,042 shares of Common Stock.  Under the terms of the various instruments governing the Company’s outstanding stock options and warrants, the Effective Reverse Stock Split will effect a reduction in the number of shares of Common Stock issuable upon the exercise of such stock options and warrants in proportion to the exchange ratio of the Effective Reverse Stock Split.  The Effective Reverse Stock Split will effect a proportionate increase in the exercise price of the Company’s outstanding stock options and warrants.  In connection with the Effective Reverse Stock Split, the number of shares of Common Stock issuable upon exercise or conversion of outstanding stock options and warrants will be rounded to the nearest whole share, and no cash payment will be made in respect of such rounding.

20.

The following table contains approximate information relating to the Common Stock under each of the proposed amendments based on share information as of April 19, 2010:

	Pre-Reverse Split	2-for-1	3-for-1	4-for-1	5-for-1
Authorized	130,000,000	130,000,000	108,350,000	81,250,000	65,000,000
Outstanding	112,082,724	56,041,362	37,360,908	28,020,681	22,416,544

Reserved for future issuance pursuant to employee benefit plans	4,034,803	2,017,401	1,344,934	1,008,700	806,960
Reserved for future issuance pursuant to outstanding options and warrants	13,651,042	6,825,505	4,550,291	3,412,725	2,730,189
Authorized but unissued and Unreserved	231,431	65,115,732	65,093,867	48,807,894	39,046,307

	6-for-1	7-for-1	8-for-1	9-for-1	10-for-1
Authorized	54,200,000	46,450,000	40,625,000	36,100,000	32,500,000
Outstanding	18,680,454	16,011,817	14,010,340	12,453,636	11,208,272

Reserved for future issuance pursuant to employee benefit plans	672,467	576,400	504,350	448,311	403,480
Reserved for future issuance pursuant to outstanding options and warrants	2,275,098	1,950,048	1,706,339	1,516,692	1,365,079
Authorized but unissued and Unreserved	32,571,981	27,911,735	24,403,971	21,681,361	19,523,169

No fractional shares of Common Stock will be issued in connection with the proposed Effective Reverse Stock Split.  Holders of Common Stock who would otherwise receive a fractional share of Common Stock pursuant to the Effective Reverse Stock Split will receive cash in lieu of the fractional share as explained more fully below.

If the Reverse Stock Split is implemented, some stockholders may consequently own less than one hundred shares of Common Stock.  A purchase or sale of less than one hundred shares (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers.  Therefore, those stockholders who own less than one hundred shares following the Effective Reverse Stock Split may be required to pay modestly higher transaction costs should they then determine to sell their shares in the Company.

The Common Stock is currently registered under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Company is subject to the periodic reporting and other requirements of the Exchange Act.  The Effective Reverse Stock Split would not affect the registration of the Common Stock under the Exchange Act.  After the Effective Reverse Stock Split, the Common Stock would continue to be reported on the NYSE Amex Equities under the symbol “PKT”.

Stockholders should note that the effect of the Effective Reverse Stock Split upon the market prices for the Common Stock cannot be accurately predicted, and the history of similar stock split combinations for companies in like circumstances is varied.  In particular, there is no assurance that the price per share of the Common Stock after the Effective Reverse Stock Split will be four, five or six times, as applicable, the price per share of the Common Stock immediately prior to the Effective Reverse Stock Split.  Furthermore, there can be no assurance that the market price of the Common Stock immediately after the proposed Effective Reverse Stock Split will be maintained for any period of time.  Even if an increased share price can be maintained, the Effective Reverse Stock Split may not achieve the other desired results which have been outlined above.  Moreover, because some investors may view an Effective Reverse Stock Split negatively, there can be no assurance that approval of the Reverse Stock Splits will not adversely impact the market price of the Common Stock or, alternatively, that the market price following the Effective Reverse Stock Split will either exceed or remain in excess of the current market price.

Effective Date

If the proposed Reverse Stock Splits are approved at the Annual Meeting and the Board elects to proceed with the Reverse Stock Split in one of the approved ratios, the Effective Reverse Stock Split would become effective as of the filing (the “Effective Time”) of the applicable Certificate of Amendment to the Articles with the office of the Secretary of State of the State of Nevada.  Except as explained below with respect to fractional shares, at the Effective Time, shares of Common Stock issued and outstanding immediately prior thereto will be, automatically and without any action on the part of the stockholders, combined and converted into new shares of Common Stock in accordance with the Effective Reverse Stock Split ratio determined by the Board among the choices set forth in this Proposal.  If the Board fails to implement any of the Reverse Stock Splits before the 2011 Annual Meeting of Stockholders, further stockholder approval would be required prior to implementing any reverse stock split.

21.

Exchange of Stock Certificates

Shortly after the Effective Time, each holder of record of an outstanding certificate theretofore representing shares of Common Stock will receive from the Company’s exchange agent (the “Exchange Agent”) for the Effective Reverse Stock Split, instructions for the surrender of such certificate to the Exchange Agent.  Such instructions will include a form of Transmittal Letter to be completed and returned to the Exchange Agent.  As soon as practicable after the surrender to the Exchange Agent of any certificate that prior to the Effective Reverse Stock Split represented shares of Common Stock, together with a duly executed Transmittal Letter and any other documents the Exchange Agent may specify, the Exchange Agent shall deliver to the person in whose name such certificate had been issued certificates registered in the name of such person representing the number of full shares of Common Stock into which the shares of Common Stock previously represented by the surrendered certificate shall have been reclassified and a check for any amounts to be paid in cash in lieu of any fractional share.  Each certificate representing shares of Common Stock issued in connection with the Effective Reverse Stock Split will continue to bear any legends restricting the transfer of such shares that were borne by the surrendered certificates representing the shares of Common Stock.  Until surrendered as contemplated herein, each certificate that immediately prior to the Effective Reverse Stock Split represented any shares of Common Stock shall be deemed at and after the Effective Reverse Stock Split to represent the number of full shares of Common Stock contemplated by the preceding sentence.

No service charges, brokerage commissions or transfer taxes shall be payable by any holder of any certificate that prior to approval of the Effective Reverse Stock Split represented any shares of Common Stock, except that if any certificates of Common Stock are to be issued in a name other than that in which the certificates for shares of Common Stock surrendered are registered, it shall be a condition of such issuance that (i) the person requesting such issuance shall pay to the Company any transfer taxes payable by reason thereof (or prior to transfer of such certificate, if any) or establish to the satisfaction of the Company that such taxes have been paid or are not payable, (ii) such transfer shall comply with all applicable federal and state securities laws, and (iii) such surrendered certificate shall be properly endorsed and otherwise be in proper form for transfer.

No Appraisal Rights

Under Nevada law, stockholders of the Company would not be entitled to dissenter’s or appraisal rights with respect to an Effective Reverse Stock Split.

Cash Payment In Lieu of Fractional Shares

No fractional shares of Common Stock will be issued as a result of the Effective Reverse Stock Split.  Instead, in lieu of any fractional shares to which a holder of Common Stock would otherwise be entitled as a result of the Effective Reverse Stock Split, the Company shall pay cash equal to such fraction multiplied by the average of the high and low trading prices of the Common Stock on the NYSE Amex Equities during regular trading hours for the five trading days immediately preceding the Effective Time.  As of April 19, 2010, there were approximately 105 stockholders of record of the Common Stock.  Upon stockholder approval of this proposal, if the Board elects to implement the Effective Reverse Stock Split at an exchange ratio of 10:1, 9:1, 8:1, 7:1, 6:1, 5:1, 4:1, 3:1 or 2:1, stockholders owning less than ten, nine, eight, seven, six, five, four, three or two shares, respectively, of Common Stock prior to the Effective Reverse Stock Split would be eliminated.  Even if the Board selects the maximum reverse split ratio of 10:1, the Company does not expect that cashing out fractional stockholders would reduce the number of stockholders of record.

Material Federal Income Tax Consequences

The following is a summary of the material U.S. federal income tax consequences to Company stockholders of the Effective Reverse Stock Split.  The summary  is based on the Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this Proxy Statement.  Changes to the laws could alter the tax consequences described below, possibly with retroactive effect.  The Company has not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the Effective Reverse Stock Split.  This discussion is for general information only and does not discuss the tax consequences which may apply to special classes of taxpayers (e.g., non-resident aliens, broker/dealers or insurance companies).  The state and local tax consequences of the Effective Reverse Stock Split may vary significantly as to each stockholder, depending upon the jurisdiction in which such stockholder resides.  Stockholders are urged to consult their own tax advisors to determine the particular consequences to them

22.

In general, the federal income tax consequences of the Effective Reverse Stock Split will vary among stockholders depending upon whether they receive cash for fractional shares or solely a reduced number of shares of Common Stock in exchange for their old shares of Common Stock.  The Company believes that because the Effective Reverse Stock Split is not part of a plan to increase periodically a stockholder’s proportionate interest in the Company’s assets or earnings and profits, the Effective Reverse Stock Split should have the following federal income tax effects.  A stockholder who receives solely a reduced number of shares of Common Stock will not recognize gain or loss.  In the aggregate, such a stockholder’s basis in the reduced number of shares of Common Stock will equal the stockholder’s basis in its old shares of Common Stock and such stockholder’s holding period in the reduced number of shares will include the holding period in its old shares exchanged.  A stockholder who receives cash in lieu of a fractional share as a result of the Effective Reverse Stock Split should generally be treated as having received the payment as a distribution in redemption of the fractional share, as provided in Section 302(a) of the Code.   Generally, a stockholder receiving such a payment should recognize gain or loss equal to the difference, if any, between the amount of cash received and the stockholder’s basis in the fractional share.  In the aggregate, such a stockholder’s basis in the reduced number of shares of Common Stock will equal the stockholder’s basis in its old shares of Common Stock decreased by the basis allocated to the fractional share for which such stockholder is entitled to receive cash, and the holding period of the reduced number of shares received will include the holding period of the old shares exchanged.   Depending on a stockholder’s individual facts and circumstances, it is possible that cash received in lieu of a fractional share could be treated as a distribution under Section 301 of the Code, so stockholders should consult their own tax advisors as to that possibility and the resulting tax consequences to them in that event.

The Company will not recognize any gain or loss as a result of the Effective Reverse Stock Split.

Required Vote

The affirmative vote of the holders of a majority of the shares of the Common Stock outstanding will be required to approve the Reverse Stock Splits and the amendment to the Articles to effect the Effective Reverse Stock Split.  As a result, abstentions and broker non-votes will have the same effect as “Against” votes.

The Board of Directors Recommends
a Vote in Favor of Proposal 2.

23.

Proposal 3

Ratification of Selection of Independent Registered Public Accounting Firm

The Audit Committee of the Board has selected PMB Helin Donovan, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010 and has further directed that management submit the selection of independent registered public accounting firm for ratification by the stockholders at the Annual Meeting.  PMB Helin Donovan, LLP has audited the Company’s financial statements since December 31, 2006.  Representatives of PMB Helin Donovan, LLP are expected to be present at the Annual Meeting.  They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of PMB Helin Donovan, LLP as the Company’s independent registered public accounting firm.  However, the Audit Committee of the Board is submitting the selection of PMB Helin Donovan, LLP to the stockholders for ratification as a matter of good corporate practice.  If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm.  Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The audit of the subsidiary in Sweden was performed by another PCAOB registered audit firm, Ohrlings PriceWaterhouseCoopers (“PWC”).  PWC’s efforts were directed by PMB Helin Donovan, LLP and PMB Helin Donovan, LLP placed reliance on representations made by PWC.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of PMB Helin Donovan, LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes.  Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

Principal Accountant Fees and Services

In connection with the audit of the 2009 financial statements, the Company entered into an engagement agreement with PMB Helin Donovan, LLP which sets forth the terms by which PMB Helin Donovan, LLP would perform audit services for the Company.  That agreement is subject to alternative dispute resolution procedures and an exclusion of punitive damages.

The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2009 and December 31, 2008, by PMB Helin Donovan, LLP, the Company’s principal accountant.

	Fiscal Year Ended
	2009	2008
Audit Fees (1)	$209,306	$261,865
All Other Fees (2)	7,300	26,257
Total Fees	$216,606	$288,122

24.

(1) Includes fees for the audit of the annual financial statements included in our Form 10-K and the review of interim financial statements included on Forms 10-Q by our principal accounting firms and the annual review of Sarbanes-Oxley 404 implementation.  Of the audit fees in 2008, approximately $247 thousand was related to services provided by PMB Helin Donovan and $15 thousand was related to services provided by Burr Pilger Meyer.

(2) Includes fees for the preparation and review of our Form S-8, proxy statement, Forms 8-K and SEC comment letters, as required.

All fees described above were approved by the Audit Committee.

Pre-Approval Policies and Procedures.

The Audit Committee has adopted a policy that all services for audit, audit-related, taxes and any other non-audit services to be performed by our independent registered public accounting firm must be pre-approved by the Audit Committee. Our company policy is that all such services must be approved prior to the commencement of the engagement. The Audit Committee is also required to pre-approve the estimated fees for such services, as well as any subsequent changes to the terms of the engagement. The Audit Committee has delegated the authority (within specified limits) to the chair of the Audit Committee to pre-approve such services if it is not practical to wait until the next Audit Committee meeting to seek such approval. The Audit Committee chair is required to report to the Audit Committee at the following Audit Committee meeting any such services approved by the chair under such delegation.

The Audit Committee will only approve those services that would not impair the independence of the independent registered public accounting firm and which are consistent with the rules of the SEC and the Public Company Accounting Oversight Board.

Under this policy, the Audit Committee meets at least annually to review and where appropriate approve the audit and non-audit services to be performed by the Company’s independent registered public accounting firm. Any subsequent requests to have the independent registered public accounting firm perform additional services must be submitted in writing to the Audit Committee by our chief financial officer, together with the independent registered public accounting firm, which written request must include an affirmation from each that the requested services are consistent with the SEC and Public Company Accounting Oversight Board’s rules on auditor independence.

All fees paid to PMB Helin Donovan for 2009 and 2008 were pre-approved by our Audit Committee.

The Board Of Directors Recommends
A Vote In Favor Of Proposal 3.

25.

Security Ownership of

Certain Beneficial Owners and Management

The following table sets forth certain information regarding the ownership of the Company’s common stock as of February 28, 2010 by:  (i) each nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its common stock.
	Beneficial Ownership (1)
Beneficial Owner (2)	Number of Shares	Percent of Total
Scott McClendon (3)	423,479	*
James F. Brear (4)	1,218,750	1.28%
Staffan Hillberg (5)	160,037	*
Mary Losty (6)	1,706,519	1.81%
Thomas Saponas (7)	1,220,496	1.29%
Paul Stich	0	0.00%
Charles Constanti	0	0.00%
Paul Eovino**	0	0.00%
All executive officers and directors as a group (7 persons) (8)		4.92%

*	Less than one percent.

**	Effective April 8, 2009, Mr. Eovino resigned from the positions of interim Chief Financial Officer and Principal Accounting Officer of the Company.

(1)
This table is based upon information supplied by officers and directors. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.  Applicable percentages are based on 94,082,724 shares outstanding on February 28, 2010, adjusted as required by rules promulgated by the SEC.  Common shares subject to options that are currently exercisable or exercisable within 60 days of February 28, 2010 are deemed to be outstanding and to be beneficially owned by the person or group holding such options or warrants for the purpose of computing the percentage ownership of such person or group but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group.

(2)	The address of each of the directors and officers listed above is c/o Procera Networks, Inc. 100 Cooper Court, Los Gatos, California 95032.

(3)
Includes 91,428 shares of common stock purchased in open market transactions, 70,000 shares of common stock purchased in open market transactions and non-qualified options to purchase 262,051 shares of our common stock that are exercisable in whole or in part within 60 days of February 28, 2010.

(4)	Represents incentive stock options to acquire 1,218,750 shares of our common stock that are exercisable in whole or in part within 60 days of February 28, 2010.

(5)	Represents non-qualified options to purchase 160,037 shares of our common stock that are exercisable in whole or in part within 60 days of February 28, 2010.

(6)
Includes 1,500,000 shares of our common stock acquired in our November 2006 private placement sale, 10,500 shares of common stock purchased in open market transactions and non-qualified options to purchase 196,019 shares of our common stock that are exercisable in whole or in part within 60 days of February 28, 2010.

26.

(7)
Includes 854,700 shares of common stock acquired in our September 2008 private placement sale, 1,000 shares of common stock purchased in open market transactions, 107,667 shares of common stock purchased in a private transaction and non-qualified options to purchase 257,129 shares of our common stock that are exercisable in whole or in part within 60 days of February 28, 2010.

(8)
Includes shares described in the notes above and shares which executive officers and directors of the Company have the right to acquire within 60 days after the date of this table pursuant to outstanding options described in the notes above.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company.  Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2009,  all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with; except that (i) two reports, covering an aggregate of two transactions, were filed late by Mr. Staffan Hillberg, (ii) two reports, covering an aggregate of two transactions, were filed late by Ms. Mary Losty, (iii) five reports, covering an aggregate of five transactions, were filed late by Mr. Scott McClendon, (iv) two reports, covering an aggregate of two transactions, were filed late by Mr. Thomas Saponas, (v) two reports, covering an aggregate of two transactions, were filed late by Mr. Todd Abbott, and (vi) one report, covering one transaction, was filed late by Mr. Charles Constanti.

27.

Executive Compensation

Compensation Discussion and Analysis

Overview of Compensation Program

The goal of our executive compensation program is to provide a structure of incentives and rewards that will drive behavior and performance in a way that builds long term value for our stockholders.  In support of this goal we have implemented compensation and benefit programs that are designed to:

•	Reward performance;

•	Align the interests of management and stockholders;

•	Enable the recruitment and retention of high quality executives; and

•	Provide fair and reasonable levels of compensation.

Compensation Objectives

The following are the principal objectives of our compensation programs:

Performance – We strive to maintain a performance-oriented culture. Each of our compensation elements is designed to encourage performance improvement of our executive officers. We expect our executive officers to perform to high standards of competence.

Alignment with stockholders – We set our goals based on the business milestones that we believe are most likely to drive long term stockholder value and by tying significant elements of executive compensation to our business success.  Cash bonuses are designed to acknowledge short term goal accomplishment while over the long term, executive officers expect to benefit directly from increases in the value of our common stock through equity participation, primarily in the form of stock options.

Recruiting and retention – Building an outstanding organization and delivering excellence in all aspects of our performance require that we hire, and retain, high quality executives.   We believe that an environment in which employees are able to have an enjoyable, challenging and rewarding work experience is critical to our ability to recruit and retain the right people.  A crucial aspect of that environment is the structure of incentives and rewards that are embedded in the compensation structure.  We strive to keep this structure competitive so that qualified people are motivated to join our team and to continue to grow and succeed at Procera.

Fair and reasonable compensation – We strive to make our compensation programs fair in relation to other executives within the organization and in relation to comparable positions in other companies. We set compensation levels that are reasonable in terms of our overall financial and competitive condition as a company and that reflect the experience, skills and level of responsibility of the executive. We utilize executive compensation resources to aid in benchmarking all components of our executive compensation levels to outside market conditions.

Compensation Process

The Compensation Committee of the Board operates under a Board-approved charter.  This charter specifies the principal responsibilities of the Compensation Committee as follows: (i) to review and approve the Company’s overall compensation strategy (including performance goals, compensation plans, programs and policies, employment and similar agreements with executive officers); (ii) to determine the compensation and terms of employment of the chief executive officer and the other executive officers; (iii) to administer and to recommend adoption, change or termination of plans, including option plans, bonus plans and any deferred compensation plans; and (iv) to establish appropriate insurance for the directors and officers.  The Compensation Committee consists of three directors, each of whom satisfies the independence requirements of the NYSE Amex Equities U.S. Market guidelines as well as applicable SEC and IRS regulations.

28.

The performance of each of our executive officers is evaluated at least annually at the end of the calendar year. The chief executive officer’s performance is evaluated by the Compensation Committee and the performance of the other executive officers is evaluated by the chief executive officer and reviewed with the Compensation Committee. The factors taken into account in the evaluation of performance include the extent to which pre-established goals and business plans were accomplished and the extent to which the executive demonstrated leadership, creativity, teamwork and commitment, and embodied our company values.  Other factors that are considered in making compensation determinations are the experience, skill level and level of responsibility of the executive and competitive market conditions.

All options or restricted stock awards granted to executive officers and directors must be approved by either the Compensation Committee or the Board.  At the time of hire, options and/or restricted stock awards are granted effective on or shortly after the employment start date for the executive.  Generally, we assess all of our executive officers on an annual basis for potential additional stock option grants.  These annual awards are approved by the Compensation Committee or by the Board.

Compensation Elements

General – We have implemented specific compensation elements to address our objectives, including base salary, equity participation, benefits and a cash bonus plan.  These elements combine short term and longer term incentives and rewards in meeting our executive compensation goals.

Market Compensation Data – Our Compensation Committee considers relevant market data in setting the compensation for our executive Officers.  During 2009, the Compensation Committee selected Radford Surveys to provide competitive data for establishing officer and director compensation.  Radford was selected because of their experience and quantity of companies surveyed.  They also showed considerable experience with Silicon Valley high technology companies.  A broad survey data of companies with similar revenue, headcount and market capitalization was used as an aid in making compensation decisions.

Base Salary – In determining base salaries for our executive officers, we benchmark each of our executive positions using data compiled by Radford.  The specific reports used were the 2009 Radford Benchmark Survey and the July 2009 Radford Executive Survey, which included 117 technology companies with revenues below $100 million for 2009.  This survey was further subdivided into categories of companies, with revenues expected to be under $10 million, $10 - $49.9 million and over $50 million. The companies in these subgroups were not identified by name.  After consideration of all data, our compensation committee elected to target compensation at the $10 - $49.9 million subgroup as our targeted revenue run rate at the end of 2009 was expected to be in that range. The $10 - $49.9 million category was further broken down into six percentile subgroups representing the average salary within a given percentile.  These companies were also not identified by name.  Since our expected revenue target was near the mid-range of the subgroup, the compensation targets were defined by comparison to survey respondents in the 50th percentile.  We obtained detailed compensation data for executive positions similar to the positions at our company for this revenue subgroup percentile.  The compensation elements developed by this comparison method included targeted basic salary, incentive bonus and equity components for the calendar year 2009.  We use the 50th percentile as a general benchmark for salary levels.  However, many factors affect the determination of the salary level for individual executives, including performance, experience, skill, responsibilities and competitive market factors.  In general, we seek to provide a fair, reasonable and competitive level of base salary.

Cash Bonus – While we believe that the provision of short-term cash incentives is important to aligning the interests of executive officers and stockholders, and to the rewarding of performance, we also take into account the overall financial situation of the company.   The cash bonuses paid in 2009 were partially discretionary awards recommended by the Compensation Committed based on the Compensation Committee’s assessment of executive officers’ performance and accomplishments during the year with input from the Chief Executive Officer and were partially based on pre-determined or specific corporate or individual performance targets.  The performance targets for a 100% bonus payout for the first half of 2009 included a revenue measure of $7 million and positive earnings before interest, tax, depreciation and amortization (EBITDA).  The bonus amount increases or decreases if the revenue achieved is more or less than the target, respectively, with no bonus if revenue was below $4.9 million for the first half of 2009.  Without positive EBITDA for either of the first or second quarter of 2009, the calculated bonus would be reduced by 75%.  The performance targets for 100% bonus payout for the second half of 2009 included a revenue measure of $11 million and positive EBITDA.  The bonus amount increases or decreases if the revenue achieved is more or less than the target, respectively, with no bonus if revenue was below $7.7 million for the second half of 2009.  Without positive EBITDA for either of the third or fourth quarter of 2009, the calculated bonus would be reduced by 75%.  The primary achievements, as considered by the Compensation Committee in awarding the discretionary bonuses, were improved liquidity, cost reductions, employee retention, certain key customer wins and our increase in revenue in 2009 as compared with 2008.  The Chief Executive Officer  and Chief Financial Officer were eligible, respectively, for a target bonus of 80% and 60% of base salary for 2009.  The Compensation Committee established target cash bonus incentives for 2010 based on the survey conducted in 2009.  For 2010, the Chief Executive Officer and Chief Financial Officer are eligible for a target bonus of 75% and 60% of base salary, respectively.

29.

Equity Incentive – We utilize stock options as the primary method of equity participation for our executive officers. Equity awards are intended to reward and recognize long term contribution to the shareholders.  We determine option grants with reference to our own capitalization structure, the Radford Surveys and to internally generated benchmarks that we have established to determine appropriate levels of stock option grants for our employees.  Because of the long term nature of this incentive, the awards were evaluated over a multiyear period.  The Board approved an option grant to the Chief Financial Officer after he was hired in May 2009 and approved an option grant to the Chief Executive Officer in November 2009 as part of the regular periodic review of compensation.

Benefits – We provide a competitive range of health and other benefit programs to our executive officers.  These are provided on the same basis to executive officers and other employees in the United States.  These include health and dental insurance, life and disability insurance and a 401(k) plan. Our employees in Sweden receive benefits at levels that are customary to the country.

Severance and Change of Control – Under provisions of our Chief Executive Officer’s and Chief Financial Officer’s employment agreements, in the event of a termination of employment for reasons other than cause, these officers are entitled to receive salary payments and continuation of certain healthcare benefits for six months together with all bonuses awarded during the prior calendar year, if not yet paid, and a pro-rated bonus for the calendar year in which his employment is terminated.  In the event of an actual or constructive termination of employment of our Chief Executive Officer or Chief Financial Officer as described below under “Employment, Severance, Separation and Change of Control Agreements,” other than for cause, within twelve months after a change of control of the Company, the unvested portion of any equity awards granted will immediately become fully vested.  We entered into these arrangements to attract and retain the service of our executive officers.  Under provisions of our former Chief Executive Officer’s retirement agreement, he was entitled to receive salary payments and continuation of certain healthcare benefits for the 18 month period that ended April 2009.

Section 162(m) Treatment Regarding Performance-Based Equity Awards

Under Section 162(m) of the Internal Revenue Code of 1986, as amended, a public company is generally denied deductions for compensation paid to the chief executive officer and the next four most highly compensated executive officers to the extent the compensation for any such individual exceeds one million dollars for the taxable year. Our executive compensation programs are designed to preserve the deductibility of compensation payable to executive officers, although deductibility will be only one among a number of factors considered in determining appropriate levels or types of compensation.

Risk Considerations in our Compensation Program

Our Compensation Committee has addressed the concept of risk as it relates to our compensation program and the Compensation Committee does not believe our compensation program encourages excessive or inappropriate risk taking for the following reasons:

•
We structure our pay to consist of both fixed and variable compensation. The fixed (or salary) portion of compensation is designed to provide a steady income regardless of Procera’s stock price performance so that executives do not feel pressured to focus exclusively on stock price performance to the detriment of other important business metrics. The variable (cash bonus and equity) portions of compensation are designed to reward both short- and long-term corporate performance. For short-term performance, our cash bonus is awarded based on quarterly targets for revenue and positive earnings before interest, tax, depreciation and amortization (EBITDA). For long-term performance, our stock option awards generally vest over four years and are only valuable if our stock price increases over time. We believe that these variable elements of compensation are a sufficient percentage of overall compensation to motivate executives to produce superior short- and long-term corporate results, while the fixed element is also sufficiently high that the executives are not encouraged to take unnecessary or excessive risks in doing so.

30.

•
Because positive EBITDA is a key performance measure for determining incentive payments, we believe our executives are encouraged to take a balanced approach that focuses on corporate profitability, and not just revenue targets alone, which by itself could incentivize management to drive sales levels without regard to cost structure. If we are not profitable, there are minimal payouts under the bonus program.

•	We cap our cash bonus at 2x of the target payout, which we believe also mitigates excessive risk taking. Even if the company dramatically exceeds its targets, bonus payouts are limited.

•
We believe that our focus on positive EBITDA (through our cash bonus program) and stock price performance (through our equity compensation program) provides a check on excessive risk taking. That is, even if our executives could inappropriately increase EBITDA by excessive expense reductions or by abandoning less profitable revenue sources, this would be detrimental to the Company in the long run and could ultimately harm our stock price and the value of their equity awards. Likewise, if our executives were to add revenue sources at low margins in order to generate a higher growth company multiple and increased stock prices, it could decrease EBITDA and the value of their cash bonus payments.

•	Our bonus program has been structured around revenue and EBITDA for many years and we have seen no evidence that it encourages unnecessary or excessive risk taking.

Components of Director Compensation

A combination of option awards and fees are used to compensate non-employee Directors for their service on the Board.  In 2009, Directors compensation included regular option awards to purchase 15,000 shares of the Company’s common stock at the then-current market price, issued quarterly for 3,750 shares for each quarter of service provided.  In addition, there are cash fees established for service on the Board, the attendance of meetings and service as the Chairman of the Board or Chairman of a Board Committee. The established fees are as follows:

Description	Fee per Director
Membership on the Board	$2,500 quarterly
Chairman of the Board	$2,500 quarterly
Chairman of the Audit Committee	$1,250 quarterly
Chairman of the Compensation Committee	$675 quarterly
Chairman of the Nominating and Corporate Governance Committee	$675 quarterly
Each meeting attended in-person	$1,000 per meeting
Each meeting attended by phone	$500 per meeting

No cash fees were paid to Directors in 2009 for their Board and committee service and attendance.  For 2009, each non-employee Director elected to forego the cash compensation payable to non-employee directors and instead received an additional option grant, equivalent in value to cash compensation foregone, with the quantity of options and value received calculated using a Black-Scholes option valuation method equal to the cash compensation foregone.

31.

Procera reimbursed Directors for travel and other expenses incurred in connection with attending meetings of the Board.

Directors who are also Procera’s employees received no additional compensation for serving on the Board during 2009.  The Chief Executive Officer was the only employee who served as a Director in 2009.

Summary Compensation Table

The following table shows for the fiscal years ended December 31, 2009, 2008 and 2007, compensation awarded to or paid to, or earned by, the Company’s Chief Executive Officer, Chief Financial Officer and one additional individual that served as principal financial officer during the fiscal year ended December 31, 2009 but was no longer serving at December 31, 2009 (the “Named Executive Officers”).

Summary Compensation Table for Fiscal 2009

Name and Principal Position	Year	Salary		Bonus	Option Awards(1)	Non-Equity Incentive Plan Compensation	All Other Compensation		Total
		($)		($)	($)	($)	($)		($)
James F. Brear, President and Chief Executive Officer(2)	2009	275,000		17,862	178,400	161,454	--		632,716
	2008	217,273		125,000	2,214,450	--	--		2,556,723
	2007	--		--	--	--	--		--
Charles Constanti, Chief Financial Officer(3)	2009	144,886		--	479,100	92,406	--		716,392
	2008	--		--	--	--	--		--
	2007	--		--	--	--	--		--
Paul Eovino, Former Acting Chief Financial Officer and Principal Accounting Officer (4)	2009	77,737	(5)	--	--	--	720	(6)	78,457
	2008	150,000		10,000	--	--	--		160,000
	2007	138,588		15,000	--	--	--		153,588

(1) The amounts in this column reflect the full grant date fair value for the fiscal years ended December 31, 2009, 2008 and 2007, in accordance with Financial Accounting Standards Board Accounting Standards Codification No. 718 (ASC 718).  Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.  These amounts reflect the company’s accounting expense for these awards, and do not correspond to the actual value that will be recognized by the named executives.  Assumptions used in the calculation of these amounts are included in the notes to our audited financial statements for the year ended December 31, 2009 and in our discussion of Stock-Based Compensation in our Management’s Discussion and Analysis of Financial Condition and Results of Operations included in our Annual Report on Form 10-K for the year ended December 31, 2009.

(2) Because Mr. Brear was not a named executive officer nor an employee of the Company in 2007, SEC rules do not require his compensation for that year to be reported.  Mr. Brear’s salary reported for 2008 reflects his salary for the partial year February 6, 2008 through December 31, 2008.

(3) Because Mr. Constanti was not a named executive officer nor an employee of the Company in 2007 or 2008, SEC rules do not require his compensation for such years to be reported.  Mr. Constanti’s salary reported for 2009 reflects his salary for the partial year May 11, 2009 through December 31, 2009.

(4) Mr. Eovino’s salary reported for 2009 reflects his salary through his resignation employment termination date of April 20, 2009.

(5) Includes unused accrued paid time-off of $20,162.

(6) Represents payment of severance.

32.

Grants of Plan-Based Awards

The following table shows for the fiscal year ended December 31, 2009, certain information regarding grants of plan-based awards to the Named Executive Officers:

Grants of Plan-Based Awards in Fiscal 2009

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Option Awards: Number of Securities Underlying Options		Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards(1)
Name	Grant Date	Threshold($)	Target($)	Maximum($)	(#)		($/Sh)	($)
James F. Brear	11/13/09	27,500	220,000	440,000	500,000	(2)	0.50	178,400
Charles Constanti	5/21/09	16,875	135,000	270,000	1,000,000	(3)	0.69	479,100

(1) Represents the full grant date fair value of each individual equity award (on a grant-by-grant basis) as computed under ASC 718.

(2) ¼ of the shares covered by the option shall vest and become exercisable on the one year anniversary of the date of grant, and the remaining shares covered by the option shall vest and become exercisable in thirty-six (36) equal monthly installments thereafter, as long as Mr. Brear remains in continuous service with the Company (as defined in the Plan).

(3) ¼ of the shares covered by the option shall vest and become exercisable on the one year anniversary of the date of grant, and the remaining shares covered by the option shall vest and become exercisable in thirty-six (36) equal monthly installments thereafter, as long as Mr. Constanti remains in continuous service with the Company (as defined in the Plan).

Discussion of Summary Compensation and Grants of Plan-Based Awards Table

Our executive compensation policies and practices, pursuant to which the compensation set forth in the Summary Compensation Table and the Grants of Plan-Based Awards table was paid or awarded, are described above under “Compensation Discussion and Analysis.” A summary of certain material terms of our compensation plans and arrangements is set forth below.

Employment, Severance, Separation and Change of Control Agreements

We have entered into the following employment arrangements with each of the Named Executive Officers reflected in the Summary Compensation Table.

James F. Brear  On February 11, 2008, the Company entered into an executive employment agreement with James F. Brear, as Chief Executive Officer, President and a member of the Board.  Pursuant to this agreement, Mr. Brear was established at annual base salary of $240,000, subject to annual review and increases at the discretion of the Board.  Mr. Brear’s annual base salary was increased to $275,000 effective January 1, 2009, and to $295,000 effective January 1, 2010.  Mr. Brear received an initial bonus of 50% of his annual base salary after his first six months of employment with the Company.  In addition, Mr. Brear was eligible for an on-target annual discretionary performance bonus equal to 80% of his annual base salary in 2008 and 2009, as determined by the Board; provided, however, that for calendar year 2008, the annual bonus was prorated over the time between the end of the first six months of Mr. Brear’s employment and the end of calendar year 2008.  For 2010, Mr. Brear is eligible for an on-target annual discretionary performance bonus equal to 75% of his annual base salary in 2010, as determined by the Board.

With the hiring of Mr. Brear in February 2008, the Company granted Mr. Brear an option to purchase 2,250,000 shares of the Company’s common stock and in November 2009 the Company granted Mr. Brear an option to purchase 500,000 shares of the Company’s common stock.  These options shall vest over four years, with 25% of the shares vesting in one year and the remaining shares vesting in 36 equal monthly installments thereafter.

33.

Under Mr. Brear’s employment agreement, either the Company or Mr. Brear may terminate his employment at any time.  If the Company terminates Mr. Brear’s employment without cause or Mr. Brear terminates his employment with good reason, the Company will be obligated to pay Mr. Brear severance equal to six months at his then current base salary, the maintenance of health insurance coverage for Mr. Brear and his eligible dependents for a period of six months, the full amount of any Annual Bonus awarded for the completed year preceding termination if not already paid, and a pro-rated Annual Bonus for the calendar year in which his employment terminates.  If the Company terminates Mr. Brear’s employment without cause or Mr. Brear terminates his employment with good reason within twelve months after a change in control, the unvested portion of any equity awards granted to Mr. Brear prior to his termination will immediately become fully vested.

Charles Constanti  On April 27, 2009, the Company entered into an executive employment agreement with Charles Constanti, as Chief Financial Officer and employment commencing May 11, 2009.  Pursuant to this agreement, Mr. Constanti was established at annual base salary of $225,000, subject to annual review and increases at the discretion of the Board.  In addition, Mr. Constanti is eligible for an on-target annual discretionary performance bonus equal to 60% of his annual base salary in 2009, as determined by the Board; provided, however, that for calendar year 2009, the annual bonus shall be prorated for the period of employment beginning on May 11, 2009 until the end of calendar year 2009.  For 2010, Mr. Constanti is eligible for an on-target annual discretionary performance bonus equal to 60% of his annual base salary in 2010, as determined by the Board.

With the hiring of Mr. Constanti in May 2009, the Company granted Mr. Constanti an option to purchase 1,000,000 shares of the Company’s common stock.  This option shall vest over four years, with 25% of the shares vesting in one year and the remaining shares vesting in 36 equal monthly installments thereafter.

Under Mr. Constanti’s employment agreement, either the Company or Mr. Constanti may terminate his employment at any time.  If the Company terminates Mr. Constanti’s employment without cause or Mr. Constanti terminates his employment with good reason, the Company will be obligated to pay Mr. Constanti severance equal to six months at his then current base salary, the maintenance of health insurance coverage for Mr. Constanti and his eligible dependents for a period of six months, the full amount of any Annual Bonus awarded for the completed year preceding termination if not already paid, and a pro-rated Annual Bonus for the calendar year in which his employment terminates.  If the Company terminates Mr. Constanti’s employment without cause or Mr. Constanti terminates his employment with good reason within twelve months after a change in control, the unvested portion of any equity awards granted to Mr. Constanti prior to his termination will immediately become fully vested.

Paul Eovino On April 8, 2009, Mr. Eovino resigned from the positions of interim Chief Financial Officer and Principal Accounting Officer of Procera, and continued as an employee of Procera until April 20, 2009.  Procera entered into a separation agreement with Mr. Eovino pursuant to which Procera paid Mr. Eovino severance in the amount of $719.70 and offered to extend, upon delivery of a written request prior to June 15, 2009, the exercise period for Mr. Eovino’s options to purchase common stock that were fully vested as of April 20, 2009.  Mr. Eovino delivered a written request to Procera’s Chief Executive Officer for such extension of the exercise period for his vested options.

Potential Payouts upon Termination or Change of Control

Other than the provisions of the executive severance benefits to which our Named Executive Officers would be entitled to at the end of our fiscal year ending December 31, 2009 as set forth above, the Company has no liabilities under termination or change of control conditions.  We do not have a formal policy to determine executive severance benefits.  Each executive severance arrangement is negotiated on an individual basis.

Under the terms of option agreements with our named executive officers, the value of equity award acceleration, in the event of a change of control of Procera, as of December 31, 2009, is valued at $372,140 for Mr. Brear, $218,323 for Mr. Constanti.   The amounts computed by person assume the termination was effective as of December 31, 2009 and that all eligibility requirements under the equity award agreement were met.  The values represent the portion of the stock option that is assumed to be accelerated, calculated using a Black-Scholes option valuation method without taking into effect estimated forfeiture.

34.

Outstanding Equity Awards at Fiscal year end.

The following table shows for the fiscal year ended December 31, 2009, certain information regarding outstanding equity awards at fiscal year end for the Named Executive Officers.

Outstanding Equity Awards At December 31, 2009

		Option Awards
Name		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
James F. Brear	(1)	1,031,250	1,218,750	1.41	02/11/2018
	(2)	--	500,000	0.50	11/12/2019
Charles Constanti	(3)	--	1,000,000	0.69	05/10/2019

(1) The option vests as to ¼ of the shares on the first anniversary of the vesting commencement date of February 12, 2008 and 1/48 per month thereafter until fully vested.

(2) The option vests as to ¼ on the shares on the first anniversary of the vesting commencement date of November 13, 2009 and 1/48 per month thereafter until fully vested.

(3) The option vests as to ¼ of the shares on the first anniversary of the vesting commencement date of May 11, 2009 and 1/48 per month thereafter until fully vested.

2009 Option Exercises

There were no options exercised by any named executive officer during the fiscal year ended December 31, 2009. We do not have any stock appreciation rights plans in effect and we have no long-term incentive plans, as those terms are defined in SEC regulations. During the year ended December 31, 2009, we did not adjust or amend the exercise price of stock options awarded to the named executive officers. We have no defined benefit or actuarial plans covering any named executive officer.

Director Compensation

The elements of Director compensation are intended to recognize the responsibilities for committee participation and general board meeting demands as well as compensate for meeting attendance, committee participation and provide equity incentives.

Directors who are also Procera’s employees receive no additional compensation for serving on the Board during 2009.  Each of our non-employee Directors receives an annual retainer of $10,000.  The chair of each of the Audit, Compensation and Nominating/Governance Committees receive an additional annual retainer of $5,000, $2,500 and $2,500, respectively.  In addition, the Compensation Committee approved an additional annual retainer of $10,000 for our Chairman of the Board.  All annual cash compensation amounts are earned on a quarterly basis.  Each director also receives $1,000 for attending each Board or Committee meeting in person or $500 for attending telephonically.  Each non-employee director may make the annual election to forego the cash compensation payable to non-employee directors and to instead receive an additional option grant, equivalent in value to such cash compensation. Each of our non-employee directors also receives a grant of option to purchase 3,750 shares of our common stock each quarter at the fair market value on the first day of each quarter.

No cash payments were made in 2009 for Director fees for serving on the Board. For 2009, each non-employee Director elected to forego the cash compensation payable to non-employee Directors and instead received an additional option grant, equivalent in value to cash compensation foregone, with the quantity of options and value received calculated using a Black-Scholes option valuation method equal to the cash compensation foregone.

35.

Procera also reimbursed non-employee directors for travel and other expenses incurred in connection with attending meetings of the Board.

The Director Compensation Plan for 2010 has no changes from the 2009 plan.  No cash payments were made in 2009 for Director fees for the year. For 2009, each non-employee Director elected to forego the cash compensation payable to non-employee directors and instead received an additional option grant, equivalent in value to cash compensation foregone.

The following table shows compensation information for non-employee Directors of the Company for the year ended December 31, 2009:

Director Compensation for Fiscal 2009

Name	Option Awards(1)(2) ($)	All Other Compensation ($)	Total ($)
Scott McClendon	46,035	--	46,035

Todd Abbott(3)	17,223	--	17,223

Staffan Hillberg(4)	25,035	9,000	34,035

Mary Losty	30,035	--	30,035

Thomas Saponas	33,535	--	33,535

(1) The amounts in this column reflect the grant date fair value for the year ended December 31, 2009, in accordance with ASC 718.  This expense is determined by computing the fair value of each option on the grant date in accordance with ASC 718 and recognizing that amount as expense ratably over the option vesting term and accordingly may include a portion of options granted in previous years that vested in 2009.  Assumptions used in the calculation of these amounts are included in the notes to our audited financial statements for the year ended December 31, 2009 and in our discussion of Stock-Based Compensation in our Management’s Discussion and Analysis of Financial Condition and Results of Operations included in our Annual Report on Form 10-K for the year ended December 31, 2009.

(2) The following options were outstanding as of December 31, 2009: Mr. Saponas - 233,006 shares; Mr. McClendon - 231,852 shares; Ms. Losty - 128,031 shares; Mr. Hillberg - 141,990 shares; Mr. Abbott - 64,506 shares.

(3) On November 1, 2009, Mr. Todd Abbott informed Procera Networks and its Board of Directors that he would not stand for reelection as a Director of Procera.  As a result, Mr. Abbott’s service to the Board ended December 16, 2009, the date of our 2009 Annual Meeting of Stockholders.  Mr. Abbott’s departure from the Board did not result from or involve any disagreement with the Company.

(4) As the Chairman of the Board of the Company’s wholly owned Swedish subsidiary, Mr. Hillberg receives $9,000 in annual compensation.

EQUITY COMPENSATION PLAN INFORMATION

At December 31, 2009, we had three equity incentive plans under which equity securities are or have been authorized for issuance to our employees, consultants or directors: the 2003 Plan, the 2004 Plan and the 2007 Plan.  These plans have been approved by our stockholders.  From time to time we issue special stock options to employees, directors and service providers, inducement grants and warrants to purchase common shares, which have not been approved by stockholders. The following table sets forth information as of December 31, 2009:

36.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by stockholders	9,080,724	(1)	$0.99	4,140,517	(2)

Equity compensation plans not approved by stockholders	2,921,622	(3)	$1.17	--

Total:	12,002,346		$1.03	4,140,517
(1)	Includes unexercised options issued pursuant to our 2007 Equity Incentive Plan.

(2)	Includes unissued options available pursuant to our 2007 Equity Incentive Plan.

(3)	Includes:

(i) 100,000 shares subject to a warrant granted on February 23, 2005 to an individual for sales services rendered with an exercise price of $1.78 and an expiration date of February 23, 2010.

(ii) 1,038,875 shares subject to a warrant granted on February 28, 2006 to a group of placement agents for fees associated with our February 2006 private placement financing with an exercise price of $0.40 and an expiration date of November 30, 2011.

(iii) 1,380,000 shares subject to a warrant granted on November 30, 2006 to a group of placement agents for fees associated with our November 2006 private placement financing with an exercise price of $1.50 and an expiration date of November 30, 2011.

(iv) 15,000 shares subject to a warrant granted on January 24, 2007 to an individual for recruitment services rendered with an exercise price of $2.14 and an expiration date of January 23, 2010.

(v) 100,000 shares subject to a warrant granted on January 24, 2007 to an individual for sales services rendered with an exercise price of $2.14 and an expiration date of January 23, 2010.

(vi) 199,988 shares subject to a warrant granted on July 16, 2007 to a group of placement agents for fees associated with our July 2007 private placement financing with an exercise price of $2.00 and an expiration date of July 17, 2012.

(vii) 70,000 shares subject to a warrant granted on July 31, 2007 to an individual for institutional investor relations services rendered with an exercise price of $1.12 and an expiration date of July 31, 2010.

(viii) 17,759 shares subject to a warrant granted on September 16, 2008 to a group of placement agents for fees associated with our August 2008 private placement financing with an exercise price of $1.75 and an expiration date of September 15, 2011.

37.

Transactions With Related Persons

Related-Person Transactions policy and Procedures

It is our practice and policy to comply with all applicable laws, rules and regulations regarding related-person transactions, including the Sarbanes-Oxley Act of 2002. A related-person is any executive officer, director, or more than 5% stockholder of the Company, including any of their immediate family members, and any entity owned or controlled by such persons. Under its charter, our Audit Committee is charged with reviewing and approving all related-person transactions as required by NYSE Amex rules. In considering related-person transactions, the Audit Committee takes into account the relevant available facts and circumstances. In the event a director has an interest in the proposed transaction, the director must recuse himself or herself form the deliberations and approval.

Certain Related-Person Transactions

Since January 1, 2009, there has not been nor are there currently proposed any transactions or series of similar transactions to which we were or are to be a party in which the amount involved exceeds $120,000 and in which any director, executive officer, holder of more than 5% of our common stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than the following transactions:

Employment Agreements

Information on our executives employment agreements is located under the caption, “Employment, Severance, Separation and Change of Control Agreements” above.

Director and Officer Indemnification Agreements

In addition to the indemnification provisions contained in our articles of incorporation and bylaws, we generally enter into separate indemnification agreements with our directors and officers.  These agreements require us, among other things, to indemnify the director or officer against specified expenses and liabilities, such as attorneys’ fees, judgments, fines and settlements, paid by the individual in connection with any action, suit or proceeding arising out of the individual’s status or service as our director or officer, other than liabilities arising from willful misconduct or conduct that is knowingly fraudulent or deliberately dishonest, and to advance expenses incurred by the individual in connection with any proceeding against the individual with respect to which the individual may be entitled to indemnification by us.  We also intend to enter into these agreements with our future directors and executive officers.

Company Policy Regarding Related-Person Transactions

It is our policy that the Audit Committee approve or ratify transactions involving directors, executive officers or principal stockholders or members of their immediate families or entities controlled by any of them or in which they have a substantial ownership interest in which the amount involved exceeds $120,000 and that are otherwise reportable under SEC disclosure rules.  Such transactions include employment of immediate family members of any director or executive officer.  Management advises the Audit Committee on a regular basis of any such transaction that is proposed to be entered into or continued and seeks approval.  The company has not yet adopted a written related-person transactions policy.

38.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders.  This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Procera stockholders will be “householding” the Company’s proxy materials.  A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.  Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent.  If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or Procera.  Direct your written request to Procera Networks, Inc., Secretary at 100 Cooper Court Los Gatos, California 95032 or contact Procera’s Secretary at (408) 890-7036. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

39.

Other Matters

The Board knows of no other matters that will be presented for consideration at the Annual Meeting.  If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

/s/ Charles Constanti

Charles Constanti
Chief Financial Officer and Secretary

April 30, 2010

A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2009 is available without charge upon written request to: Procera Networks, Inc., Secretary, 100 Cooper Court, Los Gatos, California 95032.

40.

Appendix A-1

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.  Name of corporation:

Procera Networks, Inc.

2.  The articles have been amended as follows (provide article numbers, if available):

ARTICLE FOURTH - This Article of the Articles of Incorporation of this corporation is amended to read in full as follows:

“The total number of shares of capital stock which this corporation shall have authority to issue is one hundred forty-five million (145,000,000) with a par value of $.001 per share.   One hundred thirty million (130,000,000) of those shares are Common Stock and fifteen million (15,000,000) of those shares are Preferred Stock.  Effective as of 5:00 p.m., Eastern time, on the date this Certificate of Amendment to Articles of Incorporation is filed with the Secretary of State of the State of Nevada, each two (2) shares of Common Stock, par value $.001 per share, issued and outstanding shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock, par value $.001 per share, of this corporation; provided, however, that this Corporation shall issue no fractional shares as a result of the actions set forth herein but shall instead pay to the holder of such fractional share a sum in cash equal to such fraction multiplied by the closing sales price of this corporation’s Common Stock as reported on the NYSE Amex Exchange on the last business day before the date this Certificate of Amendment to Articles of Incorporation is filed with the Secretary of State of the State of Nevada.  Each share of Common Stock shall entitle the holder thereof to one vote, in person or by proxy, on any matter on which action of the stockholders of this corporation is sought.  The holders of shares of Preferred Stock shall have no right to vote such shares, except (i) as determined by the Board of Directors of this corporation in accordance with the provisions of Section (3) of ARTICLE FIFTH of these Articles of Incorporation, or (ii) as otherwise provided by the Nevada General Corporation Law, as amended from time to time.”

3.  The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: ______%

4. Effective date of filing (optional):	Upon filing.
(must not be later than 90 days after the certificate is filed)

5. Officer Signature (Required):

*lf any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

41.

Appendix A-2

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.  Name of corporation:

Procera Networks, Inc.

2.  The articles have been amended as follows (provide article numbers, if available):

ARTICLE FOURTH - This Article of the Articles of Incorporation of this corporation is amended to read in full as follows:

“The total number of shares of capital stock which this corporation shall have authority to issue is one hundred twenty-three million three hundred fifty thousand (123,350,000) with a par value of $.001 per share.   One hundred eight million three hundred fifty thousand (108,350,000) of those shares are Common Stock and fifteen million (15,000,000) of those shares are Preferred Stock.  Effective as of 5:00 p.m., Eastern time, on the date this Certificate of Amendment to Articles of Incorporation is filed with the Secretary of State of the State of Nevada, each three (3) shares of Common Stock, par value $.001 per share, issued and outstanding shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock, par value $.001 per share, of this corporation; provided, however, that this Corporation shall issue no fractional shares as a result of the actions set forth herein but shall instead pay to the holder of such fractional share a sum in cash equal to such fraction multiplied by the closing sales price of this corporation’s Common Stock as reported on the NYSE Amex Exchange on the last business day before the date this Certificate of Amendment to Articles of Incorporation is filed with the Secretary of State of the State of Nevada.  Each share of Common Stock shall entitle the holder thereof to one vote, in person or by proxy, on any matter on which action of the stockholders of this corporation is sought.  The holders of shares of Preferred Stock shall have no right to vote such shares, except (i) as determined by the Board of Directors of this corporation in accordance with the provisions of Section (3) of ARTICLE FIFTH of these Articles of Incorporation, or (ii) as otherwise provided by the Nevada General Corporation Law, as amended from time to time.”

3.  The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: ______%

4. Effective date of filing (optional):	Upon filing.
(must not be later than 90 days after the certificate is filed)

5. Officer Signature (Required):

*lf any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

42.

Appendix A-3

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.  Name of corporation:

Procera Networks, Inc.

2.  The articles have been amended as follows (provide article numbers, if available):

ARTICLE FOURTH - This Article of the Articles of Incorporation of this corporation is amended to read in full as follows:

“The total number of shares of capital stock which this corporation shall have authority to issue is ninety-six million two hundred fifty thousand (96,250,000) with a par value of $.001 per share. Eighty-one million two hundred fifty thousand (81,250,000) of those shares are Common Stock and fifteen million (15,000,000) of those shares are Preferred Stock.  Effective as of 5:00 p.m., Eastern time, on the date this Certificate of Amendment to Articles of Incorporation is filed with the Secretary of State of the State of Nevada, each four (4) shares of Common Stock, par value $.001 per share, issued and outstanding shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock, par value $.001 per share, of this corporation; provided, however, that this Corporation shall issue no fractional shares as a result of the actions set forth herein but shall instead pay to the holder of such fractional share a sum in cash equal to such fraction multiplied by the closing sales price of this corporation’s Common Stock as reported on the NYSE Amex Exchange on the last business day before the date this Certificate of Amendment to Articles of Incorporation is filed with the Secretary of State of the State of Nevada.  Each share of Common Stock shall entitle the holder thereof to one vote, in person or by proxy, on any matter on which action of the stockholders of this corporation is sought.  The holders of shares of Preferred Stock shall have no right to vote such shares, except (i) as determined by the Board of Directors of this corporation in accordance with the provisions of Section (3) of ARTICLE FIFTH of these Articles of Incorporation, or (ii) as otherwise provided by the Nevada General Corporation Law, as amended from time to time.”

3.  The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: ______%

4. Effective date of filing (optional):	Upon filing.
(must not be later than 90 days after the certificate is filed)

5. Officer Signature (Required):

*lf any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

43.

Appendix A-4

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.  Name of corporation:

Procera Networks, Inc.

2.  The articles have been amended as follows (provide article numbers, if available):

ARTICLE FOURTH - This Article of the Articles of Incorporation of this corporation is amended to read in full as follows:

“The total number of shares of capital stock which this corporation shall have authority to issue is eighty million (80,000,000) with a par value of $.001 per share.   Sixty-five million (65,000,000) of those shares are Common Stock and fifteen million (15,000,000) of those shares are Preferred Stock.  Effective as of 5:00 p.m., Eastern time, on the date this Certificate of Amendment to Articles of Incorporation is filed with the Secretary of State of the State of Nevada, each five (5) shares of Common Stock, par value $.001 per share, issued and outstanding shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock, par value $.001 per share, of this corporation; provided, however, that this Corporation shall issue no fractional shares as a result of the actions set forth herein but shall instead pay to the holder of such fractional share a sum in cash equal to such fraction multiplied by the closing sales price of this corporation’s Common Stock as reported on the NYSE Amex Exchange on the last business day before the date this Certificate of Amendment to Articles of Incorporation is filed with the Secretary of State of the State of Nevada.  Each share of Common Stock shall entitle the holder thereof to one vote, in person or by proxy, on any matter on which action of the stockholders of this corporation is sought.  The holders of shares of Preferred Stock shall have no right to vote such shares, except (i) as determined by the Board of Directors of this corporation in accordance with the provisions of Section (3) of ARTICLE FIFTH of these Articles of Incorporation, or (ii) as otherwise provided by the Nevada General Corporation Law, as amended from time to time.”

3.  The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: ______%

4. Effective date of filing (optional):	Upon filing.
(must not be later than 90 days after the certificate is filed)

5. Officer Signature (Required):

*lf any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

44.

Appendix A-5

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.  Name of corporation:

Procera Networks, Inc.

2.  The articles have been amended as follows (provide article numbers, if available):

ARTICLE FOURTH - This Article of the Articles of Incorporation of this corporation is amended to read in full as follows:

“The total number of shares of capital stock which this corporation shall have authority to issue is sixty-nine million two hundred thousand (69,200,000) with a par value of $.001 per share.   Fifty-four million two hundred thousand (54,200,000) of those shares are Common Stock and fifteen million (15,000,000) of those shares are Preferred Stock.  Effective as of 5:00 p.m., Eastern time, on the date this Certificate of Amendment to Articles of Incorporation is filed with the Secretary of State of the State of Nevada, each six (6) shares of Common Stock, par value $.001 per share, issued and outstanding shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock, par value $.001 per share, of this corporation; provided, however, that this Corporation shall issue no fractional shares as a result of the actions set forth herein but shall instead pay to the holder of such fractional share a sum in cash equal to such fraction multiplied by the closing sales price of this corporation’s Common Stock as reported on the NYSE Amex Exchange on the last business day before the date this Certificate of Amendment to Articles of Incorporation is filed with the Secretary of State of the State of Nevada.  Each share of Common Stock shall entitle the holder thereof to one vote, in person or by proxy, on any matter on which action of the stockholders of this corporation is sought.  The holders of shares of Preferred Stock shall have no right to vote such shares, except (i) as determined by the Board of Directors of this corporation in accordance with the provisions of Section (3) of ARTICLE FIFTH of these Articles of Incorporation, or (ii) as otherwise provided by the Nevada General Corporation Law, as amended from time to time.”

3.  The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: ______%

4. Effective date of filing (optional):	Upon filing.
(must not be later than 90 days after the certificate is filed)

5. Officer Signature (Required):

*lf any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

45.

Appendix A-6

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.  Name of corporation:

Procera Networks, Inc.

2.  The articles have been amended as follows (provide article numbers, if available):

ARTICLE FOURTH - This Article of the Articles of Incorporation of this corporation is amended to read in full as follows:

“The total number of shares of capital stock which this corporation shall have authority to issue is sixty-one million four hundred fifty thousand (61,450,000) with a par value of $.001 per share.   Forty-six million four hundred fifty thousand (46,450,000) of those shares are Common Stock and fifteen million (15,000,000) of those shares are Preferred Stock.  Effective as of 5:00 p.m., Eastern time, on the date this Certificate of Amendment to Articles of Incorporation is filed with the Secretary of State of the State of Nevada, each seven (7) shares of Common Stock, par value $.001 per share, issued and outstanding shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock, par value $.001 per share, of this corporation; provided, however, that this Corporation shall issue no fractional shares as a result of the actions set forth herein but shall instead pay to the holder of such fractional share a sum in cash equal to such fraction multiplied by the closing sales price of this corporation’s Common Stock as reported on the NYSE Amex Exchange on the last business day before the date this Certificate of Amendment to Articles of Incorporation is filed with the Secretary of State of the State of Nevada.  Each share of Common Stock shall entitle the holder thereof to one vote, in person or by proxy, on any matter on which action of the stockholders of this corporation is sought.  The holders of shares of Preferred Stock shall have no right to vote such shares, except (i) as determined by the Board of Directors of this corporation in accordance with the provisions of Section (3) of ARTICLE FIFTH of these Articles of Incorporation, or (ii) as otherwise provided by the Nevada General Corporation Law, as amended from time to time.”

3.  The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: ______%

4. Effective date of filing (optional):	Upon filing.
(must not be later than 90 days after the certificate is filed)

5. Officer Signature (Required):

*lf any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

46.

Appendix A-7

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.  Name of corporation:

Procera Networks, Inc.

2.  The articles have been amended as follows (provide article numbers, if available):

ARTICLE FOURTH - This Article of the Articles of Incorporation of this corporation is amended to read in full as follows:

“The total number of shares of capital stock which this corporation shall have authority to issue is fifty-five million six hundred twenty-five thousand (55,625,000) with a par value of $.001 per share.   Forty million six hundred twenty-five thousand (40,625,000) of those shares are Common Stock and fifteen million (15,000,000) of those shares are Preferred Stock.  Effective as of 5:00 p.m., Eastern time, on the date this Certificate of Amendment to Articles of Incorporation is filed with the Secretary of State of the State of Nevada, each eight (8) shares of Common Stock, par value $.001 per share, issued and outstanding shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock, par value $.001 per share, of this corporation; provided, however, that this Corporation shall issue no fractional shares as a result of the actions set forth herein but shall instead pay to the holder of such fractional share a sum in cash equal to such fraction multiplied by the closing sales price of this corporation’s Common Stock as reported on the NYSE Amex Exchange on the last business day before the date this Certificate of Amendment to Articles of Incorporation is filed with the Secretary of State of the State of Nevada.  Each share of Common Stock shall entitle the holder thereof to one vote, in person or by proxy, on any matter on which action of the stockholders of this corporation is sought.  The holders of shares of Preferred Stock shall have no right to vote such shares, except (i) as determined by the Board of Directors of this corporation in accordance with the provisions of Section (3) of ARTICLE FIFTH of these Articles of Incorporation, or (ii) as otherwise provided by the Nevada General Corporation Law, as amended from time to time.”

3.  The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: ______%

4. Effective date of filing (optional):	Upon filing.
(must not be later than 90 days after the certificate is filed)

5. Officer Signature (Required):

*lf any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

47.

Appendix A-8

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.  Name of corporation:

Procera Networks, Inc.

2.  The articles have been amended as follows (provide article numbers, if available):

ARTICLE FOURTH - This Article of the Articles of Incorporation of this corporation is amended to read in full as follows:

“The total number of shares of capital stock which this corporation shall have authority to issue is fifty-one million one hundred thousand (51,100,000) with a par value of $.001 per share.   Thirty-six million one hundred thousand (36,100,000) of those shares are Common Stock and fifteen million (15,000,000) of those shares are Preferred Stock.  Effective as of 5:00 p.m., Eastern time, on the date this Certificate of Amendment to Articles of Incorporation is filed with the Secretary of State of the State of Nevada, each nine (9) shares of Common Stock, par value $.001 per share, issued and outstanding shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock, par value $.001 per share, of this corporation; provided, however, that this Corporation shall issue no fractional shares as a result of the actions set forth herein but shall instead pay to the holder of such fractional share a sum in cash equal to such fraction multiplied by the closing sales price of this corporation’s Common Stock as reported on the NYSE Amex Exchange on the last business day before the date this Certificate of Amendment to Articles of Incorporation is filed with the Secretary of State of the State of Nevada.  Each share of Common Stock shall entitle the holder thereof to one vote, in person or by proxy, on any matter on which action of the stockholders of this corporation is sought.  The holders of shares of Preferred Stock shall have no right to vote such shares, except (i) as determined by the Board of Directors of this corporation in accordance with the provisions of Section (3) of ARTICLE FIFTH of these Articles of Incorporation, or (ii) as otherwise provided by the Nevada General Corporation Law, as amended from time to time.”

3.  The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: ______%

4. Effective date of filing (optional):	Upon filing.
(must not be later than 90 days after the certificate is filed)

5. Officer Signature (Required):

*lf any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

48.

Appendix A-9

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.  Name of corporation:

Procera Networks, Inc.

2.  The articles have been amended as follows (provide article numbers, if available):

ARTICLE FOURTH - This Article of the Articles of Incorporation of this corporation is amended to read in full as follows:

“The total number of shares of capital stock which this corporation shall have authority to issue is forty-seven million five hundred (47,500,000) with a par value of $.001 per share.   Thirty-two million five hundred (32,500,000) of those shares are Common Stock and fifteen million (15,000,000) of those shares are Preferred Stock.  Effective as of 5:00 p.m., Eastern time, on the date this Certificate of Amendment to Articles of Incorporation is filed with the Secretary of State of the State of Nevada, each ten (10) shares of Common Stock, par value $.001 per share, issued and outstanding shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock, par value $.001 per share, of this corporation; provided, however, that this Corporation shall issue no fractional shares as a result of the actions set forth herein but shall instead pay to the holder of such fractional share a sum in cash equal to such fraction multiplied by the closing sales price of this corporation’s Common Stock as reported on the NYSE Amex Exchange on the last business day before the date this Certificate of Amendment to Articles of Incorporation is filed with the Secretary of State of the State of Nevada.  Each share of Common Stock shall entitle the holder thereof to one vote, in person or by proxy, on any matter on which action of the stockholders of this corporation is sought.  The holders of shares of Preferred Stock shall have no right to vote such shares, except (i) as determined by the Board of Directors of this corporation in accordance with the provisions of Section (3) of ARTICLE FIFTH of these Articles of Incorporation, or (ii) as otherwise provided by the Nevada General Corporation Law, as amended from time to time.”

3.  The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: ______%

4. Effective date of filing (optional):	Upon filing.
(must not be later than 90 days after the certificate is filed)

5. Officer Signature (Required):

*lf any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

49.

PROCERA NETWORKS, INC. 100 COOPER COURT, SUITE C LOS GATOS, CA 95032
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

Electronic Delivery of Future PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.		☐
The Board of Directors recommends that you vote FOR the following:	☐	☐	☐

1. Election of Directors Nominees 01 Scott McClendon02 James F. Brear03 Staffan Hillberg04 Mary Losty05 Thomas Saponas 06 Paul Stich

The Board of Directors recommends you vote FOR the following proposal(s):				For	Against	Abstain

2. To approve a series of alternative amendments to the Company’s Articles of Incorporation, as amended, to effect, at the discretion of the Board of Directors, (a) a reverse stock split of the Common Stock, whereby each outstanding 2, 3, 4, 5, 6, 7, 8, 9 or 10 shares would be combined, converted and changed into one share of Common Stock; and (b) for reverse stock splits in the range of 1-for-3 to 1-for-10, a reduction in the number of authorized shares of the Company’s Common Stock from 130,000,000 to 108,350,000, 81,250,000, 65,000,000, 54,200,000, 46,450,000, 40,625,000, 36,100,000, or 32,500,000, respectively, with the effectiveness of one of such amendments and the abandonment of the other amendments, or the abandonment of all amendments as permitted under Subsection 5 of Section 78.390 of the Nevada Revised Statutes, to be determined by the Board of Directors prior to the 2011 Annual Meeting of Stockholders of the Company.
				☐	☐	☐

3. To ratify selection of PMB Helin Donovan, LLP as the independent auditors of the Company for its fiscal year ending December 31, 2010.				☐	☐	☐

For address change/comments, mark here. (see reverse for instructions)	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	JOB #	Signature (Joint Owners)		Date	SHARES CUSIP # SEQUENCE #

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com .

PROCERA NETWORKS, INC. Annual Meeting of Stockholders June 14, 2010 9:30 AM This proxy is solicited by the Board of Directors

By signing the proxy, you revoke all prior proxies and appoint James Brear and Charles Constanti, and each of them, proxies with full power of substitution, to vote your shares of record at the close of business on April 19, 2010 on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side